UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
____________________________________________

Filed by the Registrant.  ☒                               Filed by a Party other than the Registrant.  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Facebook, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1601 Willow Road
Menlo Park, California 94025
April 24, 2015
To Our Stockholders:
You are cordially invited to attend the 2015 Annual Meeting of Stockholders (Annual Meeting) of Facebook, Inc. to be held at the Santa Clara Marriott, located at 2700 Mission College Boulevard, Santa Clara, California 95054, on June 11, 2015, at 11:00 a.m. Pacific Time.
The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
You may cast your vote over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.
We look forward to seeing you at the meeting.
Mark Zuckerberg
Chairman and Chief Executive Officer
Menlo Park, California
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 11, 2015: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
www.proxyvote.com

Facebook, Inc.
1601 Willow Road
Menlo Park, California 94025
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2015

To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders of Facebook, Inc. will be held at the Santa Clara Marriott, located at 2700 Mission College Boulevard, Santa Clara, California 95054, on June 11, 2015, at 11:00 a.m. Pacific Time, for the following purposes:
1. To elect eight directors, all of whom are currently serving on our board of directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.
Marc L. Andreessen
Erskine B. Bowles
Susan D. Desmond-Hellmann
Reed Hastings
Jan Koum
Sheryl K. Sandberg
Peter A. Thiel
Mark Zuckerberg
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015.
3. To re-approve the Internal Revenue Code of 1986, as amended (Code), Section 162(m) limits of our 2012 Equity Incentive Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m) of the Code.
4. To consider and vote upon three stockholder proposals, if properly presented.
5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice.
Only stockholders of record at the close of business on April 13, 2015 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
By Order of the Board of Directors,
Mark Zuckerberg
Chairman and Chief Executive Officer
Menlo Park, California
Whether or not you expect to attend the Annual Meeting, please vote via the Internet, by telephone, or complete, date, sign, and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

Facebook, Inc.
1601 Willow Road
Menlo Park, California 94025
PROXY STATEMENT
April 24, 2015
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	What are proxy materials?
The accompanying proxy is delivered and solicited on behalf of the board of directors of Facebook, Inc., a Delaware corporation, in connection with the 2015 Annual Meeting of Stockholders (Annual Meeting) to be held at the Santa Clara Marriott, located at 2700 Mission College Boulevard, Santa Clara, California 95054, on June 11, 2015, at 11:00 a.m. Pacific Time. The Notice of Internet Availability of Proxy Materials (Notice) and proxy statement and form of proxy are being distributed and made available on the Internet on or about May 1, 2015. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (SEC) rules, and is designed to assist you in voting your shares. The proxy materials include our proxy statement for the Annual Meeting, an annual report to stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2014 (Annual Report), and the proxy card or a voting instruction card for the Annual Meeting.

2.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners as of April 13, 2015, which is the record date.

3.	How can I access the proxy materials over the Internet?
The Notice and proxy card or voting instruction card will contain instructions on how to view the proxy materials on the Internet, vote your shares on the Internet, and request electronic delivery of future proxy materials. An electronic copy of this proxy statement and Annual Report are available at www.proxyvote.com.
Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the environmental impact of printing and mailing these materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

4.	I share an address with another stockholder. Why did we receive only one copy of the proxy materials and how may I obtain an additional copy of the proxy materials?
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for a Notice of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," is intended to provide extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice, please notify your broker. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request

"householding" and authorize your broker to discontinue mailings of multiple annual reports and proxy statements by contacting your broker.

5.	What items of business will be voted on at the Annual Meeting?
The items of business scheduled to be voted on at the Annual Meeting are:

•	Proposal One: the election of eight directors;

•	Proposal Two: the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015;

•
Proposal Three: the re-approval of the Internal Revenue Code of 1986, as amended (Code), Section 162(m) limits of our 2012 Equity Incentive Plan (2012 Plan) to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m) of the Code;

•	Proposal Four: a stockholder proposal regarding change in stockholder voting;

•	Proposal Five: a stockholder proposal regarding an annual sustainability report; and

•	Proposal Six: a stockholder proposal regarding a human rights risk assessment.
The three stockholder proposals (Proposals Four through Six) are hereinafter referred to as the Stockholder Proposals. Other than the six proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting.
6.    How does the board of directors recommend I vote on these proposals?

•	"FOR" the election of each director nominee;

•	"FOR" the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015;

•
"FOR" the re-approval of the Section 162(m) limits of our 2012 Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m) of the Code; and

•	"AGAINST" each of the three Stockholder Proposals (Proposals Four through Six).

7.	Who is entitled to vote at the Annual Meeting?
Only holders of record of our Class A common stock and Class B common stock at the close of business on April 13, 2015, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 13, 2015, we had 2,246,834,198 shares of Class A common stock outstanding and 559,339,723 shares of Class B common stock outstanding and entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the above record date. Holders of our Class B common stock are entitled to ten votes for each share held as of the above record date. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement. A quorum is required for our stockholders to conduct business at the Annual Meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote are present at the Annual Meeting in person or represented by proxy. Dissenters' rights are not applicable to any of the matters being voted upon at the Annual Meeting.
Registered Stockholders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (Computershare), you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.
Beneficial Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and the Notice was forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

8.	What votes are required to approve each of the proposals?
For Proposal One, directors will be elected by a plurality of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the eight nominees receiving the highest number of affirmative votes will be elected.
Approval of Proposals Two through Six requires the affirmative "FOR" vote of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) properly cast "FOR" or "AGAINST" such proposal.

9.	How are broker non-votes and abstentions counted?
A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on "routine" matters. Where a proposal is not "routine," a broker who has not received instructions from its clients does not have discretion to vote its clients' uninstructed shares on that proposal. At our Annual Meeting, only Proposal Two (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Your broker will therefore not have discretion to vote on the following "non-routine" matters absent direction from you: the election of directors, the re-approval of the Section 162(m) limits of our 2012 Plan, and each of the three Stockholder Proposals.
Broker non-votes and abstentions by stockholders from voting (including brokers holding their clients' shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not voted affirmatively or negatively, they will have no effect on the approval of any of the proposals, except where brokers may exercise their discretion on routine matters, as discussed above.

10.	Can I vote in person at the Annual Meeting?
For stockholders with shares registered in the name of a brokerage firm or bank or other similar organization, you will need to obtain a legal proxy from the broker, bank, or other nominee that holds your shares before you can vote your shares in person at the Annual Meeting. For stockholders with shares registered directly in their names with Computershare, you may vote your shares in person at the Annual Meeting.

11.	What do I need to do to attend the Annual Meeting in person?
Space for the Annual Meeting is limited. Therefore, admission will be on a first-come, first-served basis. Registration will open at 9:00 a.m. Pacific Time and the Annual Meeting will begin at 11:00 a.m. Pacific Time.
Register in Advance

We encourage you to RSVP for the meeting and print your admission ticket at www.proxyvote.com. You will need the 16-digit control number printed on the proxy materials. On the day of the meeting you will be required to present a valid government photo identification along with the admission ticket. Please register by June 9, 2015.

Register at the Stockholder Meeting

To register at the meeting, please bring the following documents:

1.	Valid government photo identification, such as a driver's license or passport; and

2.
Beneficial stockholders holding their shares through a broker, bank, trustee, or other nominee will need to bring proof of beneficial ownership as of April 13, 2015, the record date, such as their most recent account statement reflecting their stock ownership prior to April 13, 2015, a copy of the voting instruction card provided by their broker, bank, trustee, or other nominee, or similar evidence of ownership.
Use of cameras, recording devices, computers, and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.
Please allow ample time for check-in. Parking may be limited. For security reasons, stockholders should be prepared to pass through metal detectors prior to entering the Annual Meeting. Please note that large bags and packages will not be allowed at the Annual Meeting. Persons will be subject to search.

12.	Can I vote by telephone or Internet?
For beneficial stockholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Stockholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer. Registered stockholders with shares registered directly in their names with Computershare will also be able to vote using the telephone and Internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Computershare, you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.
The Notice provides information on how to access the proxy, which contains instructions on how to vote via the Internet or by telephone.

13.	How will my proxy be voted?
The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the Annual Meeting. Stockholders are requested to complete, date, and sign the accompanying proxy and promptly return it in the enclosed envelope. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be voted in accordance with the recommendation of our board of directors set forth in this proxy statement: in the case of the election of directors, as a vote "for" the election of all nominees presented by the board of directors; in the case of the ratification of Ernst & Young LLP as our independent registered public accounting firm, as a vote "for" such ratification; in the case of the re-approval of the Section 162(m) limits of our 2012 Plan, as a vote "for" such re-approval; and in the case of each of the three Stockholder Proposals, as a vote "against" each such proposal. In the event that sufficient votes for the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding voting power of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, provided a quorum is present.

14.	How do I change or revoke my proxy?
Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring a legal proxy to the Annual Meeting.

15.	Who will tabulate the votes?
We have designated a representative of the Veaco Group as the Inspector of Elections who will tabulate the votes.

16.	How can I make proposals or make a nomination for director for next year's annual meeting?
You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our amended and restated bylaws, as applicable. In order for a stockholder proposal or nomination for director to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2016, the proposal or nomination must be received by us at our principal executive offices no later than January 2, 2016. Stockholders wishing to bring a proposal or nominate a director before the annual meeting to be held in 2016 (but not include it in our proxy materials) must provide written notice of such proposal to our Secretary at our principal executive offices between February 12, 2016 and March 13, 2016 and comply with the other provisions of our amended and restated bylaws.

17.	Who pays for the expenses of solicitation?
The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by us. Following the original mailing of the proxies and other soliciting materials, we or our agents may also solicit proxies in person, by telephone, or email. Following the original mailing of the proxies and other soliciting materials, we will request that banks, brokers, custodians, nominees, and other record holders of our Class A common stock and Class B common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Class A common stock and Class B common stock and request authority for the exercise of proxies. We will reimburse banks, brokers, custodians, nominees, and other record holders for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.
Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.
* * *

EXECUTIVE OFFICERS, DIRECTORS, AND CORPORATE GOVERNANCE
The following table provides information regarding our executive officers and directors as of March 31, 2015:

Name	Age	Position(s)
Mark Zuckerberg	30	Chairman and Chief Executive Officer
Sheryl K. Sandberg	45	Chief Operating Officer and Director
David M. Wehner	46	Chief Financial Officer
Christopher K. Cox	32	Chief Product Officer
David B. Fischer	42	Vice President, Business and Marketing Partnerships
Mike Schroepfer	40	Chief Technology Officer
Colin S. Stretch	45	Vice President, General Counsel, and Secretary
Marc L. Andreessen (1)(3)	43	Director
Erskine B. Bowles (1)	69	Director
Susan D. Desmond-Hellmann (1)	57	Director
Donald E. Graham* (2)(3)	69	Director
Reed Hastings (2)(3)	54	Director
Jan Koum	39	Director
Peter A. Thiel (2)	47	Director
__________________________________________

*	Lead Independent Director

(1)	Member of the audit committee

(2)	Member of the compensation committee

(3)	Member of the governance committee

Mark Zuckerberg is our founder and has served as our Chief Executive Officer (CEO) and as a member of our board of directors since July 2004. Mr. Zuckerberg has served as Chairman of our board of directors since January 2012. Mr. Zuckerberg attended Harvard University where he studied computer science. We believe that Mr. Zuckerberg should serve as a member of our board of directors due to the perspective and experience he brings as our founder, Chairman, and CEO, and as our largest and controlling stockholder.
Sheryl K. Sandberg has served as our Chief Operating Officer (COO) since March 2008 and as a member of our board of directors since June 2012. From November 2001 to March 2008, Ms. Sandberg served in various positions at Google, Inc., most recently as Vice President, Global Online Sales & Operations. Ms. Sandberg also is a former Chief of Staff of the U.S. Treasury Department and previously served as a consultant with McKinsey & Company, a management consulting company, and as an economist with The World Bank. In addition to serving as our COO, Ms. Sandberg has been a member of the board of directors of the Walt Disney Company since December 2009. Ms. Sandberg previously served as a member of the board of directors of Starbucks Corporation from March 2009 to March 2012. Ms. Sandberg holds an A.B. in economics from Harvard University and an M.B.A. from Harvard Business School. We believe that Ms. Sandberg should serve as a member of our board of directors due to the perspective and experience she brings as our COO.
David M. Wehner has served as our Chief Financial Officer (CFO) since June 2014. Mr. Wehner joined us in November 2012 as our Vice President, Corporate Finance and Business Planning. From August 2010 until November 2012, Mr. Wehner served as Chief Financial Officer at Zynga Inc., a provider of social game services. From February 2001 to July 2010, Mr. Wehner served in various positions at Allen & Company, an investment bank, including as a Managing Director from November 2006 to July 2010 and as a director from December 2005 to November 2006. Mr. Wehner holds a B.S. in Chemistry from Georgetown University, and an M.S. in Applied Physics from Stanford University.
Christopher K. Cox has served in various positions with us since October 2005, most recently as our Chief Product Officer (CPO). Mr. Cox joined us as a software engineer and helped build the first versions of key Facebook features, including News Feed. Mr. Cox holds a B.S. in symbolic systems with a concentration in artificial intelligence from Stanford University.

David B. Fischer has served in various positions with us since April 2010, most recently as our Vice President, Business and Marketing Partnerships. From July 2002 to March 2010, Mr. Fischer served in various positions at Google, including most recently as its Vice President, Global Online Sales & Operations. Prior to joining Google, Mr. Fischer served as Deputy Chief of Staff of the U.S. Treasury Department and was an associate editor at the U.S. News & World Report, L.P., a news magazine company. Mr. Fischer holds a B.A. in government from Cornell University and an M.B.A. from the Stanford University Graduate School of Business.
Mike Schroepfer has served in various positions with us since September 2008 and is currently our Chief Technology Officer (CTO). From December 2005 to August 2008, Mr. Schroepfer served as Vice President of Engineering at Mozilla Corporation, an Internet company. Prior to Mozilla, Mr. Schroepfer served in various positions at Sun Microsystems, Inc., an information technology company, including as Chief Technology Officer of its data center automation division. He also co-founded CenterRun, Inc., a developer of application provisioning software, which was acquired by Sun Microsystems. In addition to serving as our CTO, Mr. Schroepfer previously served as a member of the board of directors of Ancestry.com Inc. from January 2011 to December 2012. Mr. Schroepfer holds a B.S. and an M.S. in computer science from Stanford University.
Colin S. Stretch has served as our Vice President, General Counsel, and Secretary since July 2013. Mr. Stretch first joined us in February 2010 as Deputy General Counsel. From 2002 to 2010, Mr. Stretch was a partner at Kellogg Huber Hansen Todd Evans & Figel, PLCC, a law firm. Earlier in his career, Mr. Stretch served as a law clerk for U.S. Supreme Court Justice Stephen Breyer and for Judge Laurence Silberman of the U.S. Court of Appeals for the D.C. Circuit. Mr. Stretch holds an A.B. in Government from Dartmouth College and a J.D. from Harvard Law School.
Marc L. Andreessen has served as a member of our board of directors since June 2008. Mr. Andreessen is a co-founder and has been a General Partner of Andreessen Horowitz, a venture capital firm, since July 2009. Previously, Mr. Andreessen co-founded and served as the Chairman of the board of directors of Opsware, Inc. (formerly known as Loudcloud Inc.), a software company. He also served as Chief Technology Officer of America Online, Inc., an Internet services company. Mr. Andreessen was a co-founder of Netscape Communications Corporation, a software company, serving in various positions, including Chief Technology Officer and Executive Vice President of Products. In addition to serving on our board of directors, Mr. Andreessen currently serves as a member of the boards of directors of the Hewlett-Packard Company and several private companies. Mr. Andreessen previously served as a member of the board of directors of eBay Inc. from September 2008 to October 2014. Mr. Andreessen holds a B.S. in computer science from the University of Illinois at Urbana-Champaign. We believe that Mr. Andreessen should serve as a member of our board of directors due to his extensive experience as an Internet entrepreneur, venture capitalist, and technologist.
Erskine B. Bowles has served as a member of our board of directors since September 2011. Mr. Bowles is President Emeritus of the University of North Carolina and served as President from January 2006 through December 2010. Mr. Bowles has also been a Senior Advisor and non-executive vice chairman of BDT Capital Partners, LLC, a private investment firm, since January 2012. From February 2010 until December 2010, he served as Co-Chair of the National Commission on Fiscal Responsibility and Reform. Mr. Bowles has been a Senior Advisor since 2001 and was Managing Director from 1999 to 2001 of Carousel Capital LLC, a private investment firm. He was also a partner of Forstmann Little & Co., an investment firm, from 1999 to 2001. Mr. Bowles began his career in corporate finance at Morgan Stanley & Co. LLC and subsequently helped found and ultimately served as Chairman and Chief Executive Officer of Bowles Hollowell Connor & Co., an investment banking firm. He also was a founder of Kitty Hawk Capital, a venture capital firm. Mr. Bowles served as White House Chief of Staff from 1996 to 1998 and Deputy White House Chief of Staff from 1994 to 1995. In addition to serving on our board of directors, Mr. Bowles currently serves as a member of the boards of directors of Morgan Stanley, Belk, Inc., and Norfolk Southern Corporation. Mr. Bowles also served as a member of the board of directors of General Motors Company from June 2005 to April 2009 and Cousins Properties Incorporated from August 2003 to May 2012. Mr. Bowles holds a B.S. in business from the University of North Carolina at Chapel Hill and an M.B.A. from Columbia University Graduate School of Business. We believe that Mr. Bowles should serve as a member of our board of directors due to his extensive experience in the financial services industry and academia as well as his distinguished public service.
Susan D. Desmond-Hellmann has served as a member of our board of directors since March 2013. Dr. Desmond-Hellmann has served as the Chief Executive Officer of the Bill & Melinda Gates Foundation since May 2014. Prior to the Bill & Melinda Gates Foundation, Dr. Desmond-Hellmann was the Chancellor and Arthur and Toni Rembe Rock Distinguished Professor, University of California, San Francisco (UCSF), where she served since August 2009. From 2004 through 2009, Dr. Desmond-Hellmann served as President of Product Development at Genentech, where she was responsible for pre-clinical and clinical development, business development, and product portfolio management. She joined Genentech in 1995. Prior to joining Genentech, Dr. Desmond-Hellmann was associate director of clinical cancer research at Bristol-Myers Squibb Pharmaceutical Research Institute. In addition to serving on our board of directors, Dr. Desmond-Hellmann currently serves as a member of the board of directors of The Procter & Gamble Company. Dr. Desmond-Hellmann holds a B.S. in Pre-Med and an M.D. from the University of Nevada, Reno, and an M.P.H. from the University of California, Berkeley.

We believe Dr. Desmond-Hellmann should serve as a member of our board of directors due to her extensive leadership and technology experience.

Donald E. Graham has served as a member of our board of directors since March 2009. Mr. Graham has served as the Chief Executive Officer of Graham Holdings Company (formerly, The Washington Post Company), an education and media company, since 1991 and as Chairman of its board of directors since 1993. Mr. Graham holds an A.B. in English history and literature from Harvard University. We believe that Mr. Graham should serve as a member of our board of directors due to his extensive experience in the media industry, including serving in a variety of senior leadership roles with Graham Holdings Company. In accordance with our corporate governance guidelines, Mr. Graham will have reached the mandatory retirement age of 70 by the time of the Annual Meeting and therefore is not being nominated for reelection to our board of directors at the Annual Meeting.
Reed Hastings has served as a member of our board of directors since June 2011. Mr. Hastings has served as the Chief Executive Officer and Chairman of the board of directors of Netflix, Inc., a provider of an Internet subscription service for movies and television shows, since 1999. Prior to Netflix, Mr. Hastings served as Chief Executive Officer of Technology Network, a political service organization for the technology industry. Mr. Hastings served as Chief Executive Officer of Pure Atria Software, a maker of software development tools, from 1991 until it was acquired by Rational Software Corporation in 1997. Mr. Hastings previously served as a member of the board of directors of Microsoft Corporation from March 2007 to November 2012. Mr. Hastings holds a B.A. in mathematics from Bowdoin College and an M.S.C.S. in computer science from Stanford University. We believe that Mr. Hastings should serve as a member of our board of directors due to his extensive experience with technology companies.
Jan Koum has served as a member of our board of directors since October 2014. Since February 2009, Mr. Koum has served and continues to serve as Co-Founder and CEO of WhatsApp Inc. (WhatsApp), a cross-platform mobile messaging application company and our wholly-owned subsidiary. Mr. Koum attended San Jose State University where he studied math and computer science. Mr. Koum left San Jose State University before achieving a degree. We believe that Mr. Koum should serve as a member of our board of directors due to the perspective and experience he brings as the Co-Founder and CEO of WhatsApp.

Peter A. Thiel has served as a member of our board of directors since April 2005. Mr. Thiel has served as President of Thiel Capital, an investment firm, since 2011, a Partner of Founders Fund, a venture capital firm, since 2005, and President of Clarium Capital Management, a global macro investment manager, since 2002. In 1998, Mr. Thiel co-founded PayPal, Inc., an online payment company, where he served as Chief Executive Officer, President, and Chairman of its board of directors from 2000 until its acquisition by eBay in 2002. Mr. Thiel holds a B.A. in Philosophy from Stanford University and a J.D. from Stanford Law School. We believe that Mr. Thiel should serve as a member of our board of directors due to his extensive experience as an entrepreneur and venture capitalist, and as one of our early investors.
Executive Officers
Our executive officers are designated by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.
Board of Directors
Our board of directors may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is nine. In accordance with our corporate governance guidelines, Mr. Graham will have reached the mandatory retirement age of 70 by the time of the Annual Meeting and therefore is not being nominated for reelection to our board of directors at the Annual Meeting. Our current directors, excluding Mr. Graham, if elected, will continue to serve as directors until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

Our board of directors held twelve meetings during 2014. The board of directors also acted three times by unanimous written consent. No member of our board of directors attended fewer than 75% of the aggregate of the total number of meetings of the board of directors (held during the period for which he or she was a director) and the total number of meetings held by all committees of the board of directors on which such director served (held during the period that such director served). Members of our board of directors are invited and encouraged to attend each annual meeting of stockholders.

Board Leadership Structure
Mark Zuckerberg, our founder and CEO, serves as Chairman of our board of directors and presides over meetings of the board of directors, and holds such other powers and carries out such other duties as are customarily carried out by the Chairman of our board of directors. Mr. Zuckerberg brings valuable insight to our board of directors due to the perspective and experience he brings as our founder and CEO, and as our largest and controlling stockholder. Mr. Graham currently serves as our Lead Independent Director and presides over portions of regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the Chairman and the independent directors, and performs such additional duties as the board of directors may otherwise determine and delegate. In accordance with our corporate governance guidelines, Mr. Graham will have reached the mandatory retirement age of 70 by the time of the Annual Meeting and therefore is not being nominated for reelection to our board of directors at the Annual Meeting. Following the Annual Meeting, Dr. Desmond-Hellmann will serve as our Lead Independent Director. Generally, every regular meeting of our board of directors includes a meeting of our independent directors without management present.
Controlled Company Status
Because Mr. Zuckerberg controls a majority of our outstanding voting power, we are a "controlled company" under the corporate governance rules of the NASDAQ Stock Market LLC (NASDAQ). Therefore, we are not required to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function. In light of our status as a controlled company, our board of directors has determined not to have an independent nominating function and to have the full board of directors be directly responsible for nominating members of our board.

Director Independence
The rules of NASDAQ generally require that a majority of the members of a listed company's board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company's audit, compensation, and governance committees be independent. Although we are a "controlled company" under the corporate governance rules of NASDAQ and, therefore, are not required to comply with certain rules requiring director independence, we have nevertheless opted, under our Corporate Governance Guidelines, to have a majority of the members of our board of directors be independent and to have compensation and governance committees comprised solely of independent directors.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the rules of NASDAQ. Our board of directors has also determined that Messrs. Andreessen and Bowles, and Dr. Desmond-Hellmann, who comprise our audit committee, Messrs. Graham, Hastings, and Thiel, who comprise our compensation committee, and Messrs. Andreessen, Graham, and Hastings, who comprise our governance committee, satisfy the independence standards for those committees established by applicable SEC rules, NASDAQ rules and applicable rules of the Internal Revenue Code of 1986, as amended (Code). Mr. Graham, who is not standing for reelection to our board of directors at the Annual Meeting, will cease being a member of our board of directors effective immediately after the Annual Meeting.
Following the Annual Meeting, the governance committee and the compensation committee will be replaced by the compensation and governance committee. For more information, see "—Board Committees."
Classified Board
So long as the outstanding shares of our Class B common stock represent a majority of the combined voting power of common stock, we will not have a classified board of directors, and all directors will be elected for annual terms. As of the close of business on April 13, 2015, the outstanding shares of Class B common stock represented a majority of the combined voting power of our common stock.

However, our restated certificate of incorporation and our amended and restated bylaws provide that when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of common stock, we will have a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. At such time, our directors will be assigned by the then-current board of directors to a class. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director's term continues until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.
In addition, when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our common stock and we have a classified board, only our board of directors may fill vacancies on our board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.
The classification of our board of directors, if implemented, may have the effect of delaying or preventing changes in our control or management.
Board Committees
Our board of directors has established an audit committee, a compensation committee, and a governance committee, each of which have the composition and responsibilities described below. Members serve on these committees until their resignations or until otherwise determined by our board of directors. Each of these committees has a written charter. Current copies of the charters of the audit committee, compensation committee, and governance committee are available on our website at http://investor.fb.com/governance.cfm.
Following the Annual Meeting, the governance committee and the compensation committee will be combined to form a single compensation and governance committee, which will have similar responsibilities to the responsibilities described below for each of the compensation committee and the governance committee. Our compensation and governance committee will be comprised of Messrs. Andreessen, Hastings, and Thiel. Mr. Hastings will be the chairman of the compensation and governance committee. A copy of the charter of the compensation and governance committee will be available on our website following the Annual Meeting.
Audit Committee
Our audit committee is comprised of Messrs. Andreessen and Bowles, and Dr. Desmond-Hellmann. Mr. Bowles is the chairman of our audit committee, is our audit committee financial expert, as that term is defined under SEC rules, and possesses financial sophistication as defined under the rules of NASDAQ. The designation does not impose on Mr. Bowles any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our board of directors. Our board of directors has adopted a charter for our audit committee. As more fully described in its charter, our audit committee is directly responsible for, among other things:

•	selecting the independent registered public accounting firm to audit our financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•	developing procedures to enable submission of anonymous concerns about accounting or auditing matters;

•	considering the adequacy of our internal accounting controls and audit procedures;

•	reviewing related party transactions;

•	pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm; and

•	overseeing our internal audit function.
During 2014, the audit committee met in person or by telephone, or acted by unanimous written consent, nine times.

Compensation Committee
Our compensation committee is comprised of Messrs. Graham, Hastings, and Thiel. Mr. Graham is the chairman of our compensation committee. Each member of this committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined under Section 162(m) of the Code. Our board of directors has adopted a charter for our compensation committee. As more fully described in its charter, our compensation committee is responsible for, among other things:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	reviewing and approving the terms of any compensatory agreements with our executive officers;

•	administering our equity incentive plans, including making equity grants thereunder;

•	reviewing and making recommendations to our board of directors with respect to incentive compensation and equity plans; and

•	establishing and reviewing our overall compensation philosophy.

The charter for our compensation committee allows the committee from time to time to delegate its authority to subcommittees and to our officers, as it may be deemed necessary or appropriate. In December 2013, our compensation committee authorized the formation and delegation of certain authority to an equity subcommittee. The current members of the equity subcommittee are Ms. Sandberg and Mr. Wehner, and the members, acting either individually or jointly, have the authority to review and approve restricted stock units (RSUs) to employees and consultants, other than to directors and our executive officers. The compensation committee has not adopted a written charter for the equity subcommittee.

During 2014, the compensation committee met in person or by telephone, or acted by unanimous written consent, ten times.
During 2014, the equity subcommittee of the compensation committee acted by unanimous written consent, fourteen times.
Governance Committee
Our governance committee is comprised of Messrs. Andreessen, Graham, and Hastings. Mr. Andreessen is the chairman of our governance committee. Our board of directors has adopted a charter for our governance committee. As more fully described in its charter, our governance committee is responsible for, among other things:

•	reviewing developments in corporate governance practices;

•	developing and recommending our corporate governance guidelines and policies, and evaluating their sufficiency;

•	reviewing proposed waivers of the code of conduct (or delegate its ability to grant such waivers for our employees other than executive officers or senior financial officers);

•	overseeing the process of evaluating the performance of our board of directors; and

•	advising our board of directors on corporate governance matters.
During 2014, the governance committee met in person or by telephone, or acted by unanimous written consent, three times.
Policy Regarding Nominations
The policy of our board of directors is to encourage the selection of directors who will contribute to our mission to make the world more open and connected. Our board of directors is responsible for identifying and nominating members for election to our board of directors. The board of directors considers recommendations from directors, stockholders and others as it deems appropriate, including our founder, Chairman, CEO, and controlling stockholder, Mr. Zuckerberg. Our board of directors may review from time to time the appropriate skills and characteristics desired of members of the board of directors, including the appropriate role of diversity. In evaluating potential candidates for nomination, our board of directors considers these factors in the light of the specific needs of the board of directors at that time and shall also consider advice and recommendations from our governance committee and Mr. Zuckerberg.
The board of directors does not distinguish between nominees recommended by stockholders and other nominees. However, stockholders desiring to nominate a director candidate at the annual meeting must comply with certain procedures. We explain the procedures for nominating a director candidate at next year's annual meeting in "Questions and Answers About the Proxy Materials and the Annual Meeting—How can I make proposals or make a nomination for director for next year's annual meeting?"
Board Role in Risk Oversight
Our board of directors as a whole has responsibility for overseeing our risk management. The board of directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the board of directors and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the board of directors about the identification and assessment of key risks and our risk mitigation strategies. The full board of directors has primary responsibility for evaluating strategic and operational risk management, and for CEO succession planning. Our audit committee has the responsibility for overseeing our major financial and accounting risk exposures as well as legal and regulatory risk exposures. Our audit committee also oversees the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk and related compliance efforts. Finally, our audit committee oversees our internal audit function. Our compensation committee evaluates risks arising from our compensation policies and practices, as more fully described in "Executive Compensation—Compensation Discussion and Analysis—Compensation Risk Assessment." The audit committee and the compensation committee provide reports to the full board of directors regarding these and other matters.
Compensation Committee Interlocks and Insider Participation
During 2014, our compensation committee consisted of Messrs. Graham, Hastings, and Thiel. None of them has at any time in the last fiscal year been one of our officers or employees. Moreover, none of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during 2014.
Director Compensation
Non-Employee Director Compensation Arrangements
Each non-employee member of our board of directors receives an annual retainer fee of $50,000. Members of our audit committee (other than the chair) receive an annual retainer fee of $20,000, and the chair of our audit committee receives an annual retainer fee of $50,000.
Each of our non-employee directors who is an existing member of our board of directors as of the date of our annual stockholder meeting for each such year also will be eligible to receive an annual grant of RSUs equal to $300,000 divided by the average daily closing price of our Class A common stock in May of such year. These awards will be approved each year automatically on the later of June 1 or the date of our annual meeting of stockholders for the particular year. These awards will vest fully on the earlier of (i) May 15 of the following year or (ii) the date of our annual meeting of stockholders of the following year if the director does not stand for re-election or is not re-elected at such annual meeting, so long as the recipient is a director on such date.
In 2014, annual grants of 4,993 RSUs were approved automatically for each non-employee director, which is equal to $300,000 divided by the average daily closing price of our Class A common stock in May 2014. These RSUs vest on May 15, 2015, so long as the non-employee director is a member of our board of directors on such date.
New non-employee directors also will be eligible to receive a grant of RSUs in an amount and on terms to be approved by our board of directors at the time of appointment.

2014 Director Compensation
The following table presents the total compensation for each person who served as a member of our board of directors during 2014. Other than as set forth in the table and described more fully below, in 2014 we did not pay any fees to, make any equity awards to, or pay any other compensation to the members of our board of directors who served as members during 2014. Mr. Zuckerberg, Ms. Sandberg and Mr. Koum do not receive compensation for their service as directors. Total compensation for Mr. Zuckerberg and Ms. Sandberg for services as employees is presented in "Executive Compensation—2014 Summary Compensation Table" below.

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Marc L. Andreessen(2)	70,000	320,551	—	390,551
Erskine B. Bowles(3)	100,000	320,551	—	420,551
Donald E. Graham(4)	50,000	320,551	—	370,551
Reed Hastings(5)	50,000	320,551	—	370,551
Susan Desmond-Hellmann(6)	70,000	320,551	—	390,551
Jan Koum(7)	—	1,927,510,711	1	1,927,510,712
Peter A. Thiel(8)	50,000	320,551	—	370,551
__________________________________________

(1)
Amounts reflect the aggregate grant date fair value of the RSUs without regard to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the director.

(2)	As of December 31, 2014, Mr. Andreessen held 4,993 RSUs, which vest on May 15, 2015 so long as Mr. Andreessen is a member of our board of directors on such date.

(3)
As of December 31, 2014, Mr. Bowles held 9,577 RSUs. Of these RSUs, 3,750 RSUs vest in equal quarterly installments until July 15, 2015 and 834 RSUs vest on October 15, 2015, subject to continued service to us through each vesting date, and the remaining 4,993 RSUs vest on May 15, 2015 so long as Mr. Bowles is a member of our board of directors on such date.

(4)	As of December 31, 2014, Mr. Graham held 4,993 RSUs. These RSUs vest on May 15, 2015 so long as Mr. Graham is a member of our board of directors on such date.

(5)
As of December 31, 2014, Mr. Hastings held 8,743 RSUs. Of these RSUs, 3,750 RSUs vest in equal quarterly installments until July 15, 2015, subject to continued service to us through each vesting date, and the remaining 4,993 RSUs vest on May 15, 2015 so long as Mr. Hastings is a member of our board of directors on such date.

(6)
As of December 31, 2014, Dr. Desmond-Hellmann held 16,660 RSUs. Of these RSUs, 11,250 vest in quarterly installments until February 15, 2017 and 417 RSUs vest on May 15, 2017, subject to continued service to us through each vesting date, and the remaining 4,993 shares vest on May 15, 2015 so long as Dr. Desmond-Hellmann is a member of our board of directors on such date.

(7)
Represents compensation for service as an employee, including annual salary of $1 and the aggregate grant date fair value without regard to forfeitures, computed in accordance with ASC 718, of 24,853,468 non-plan RSUs awarded to Mr. Koum in connection with the commencement of his services to us following our acquisition of WhatsApp. Of these RSUs, 5,384,918 RSUs will vest on November 15, 2015, 9,941,387 RSUs will vest in equal quarterly installments from November 15, 2015 until November 15, 2017, 7,456,040 RSUs will vest in equal quarterly installments from November 15, 2017 until August 15, 2018, and the remaining 2,071,123 RSUs will vest on November 15, 2018, subject to continued service to us through each vesting date. Mr. Koum's grant will accelerate in full if he is involuntarily terminated without cause or resigns for good reason. Mr. Koum did not receive any compensation for his service as a director in 2014.

(8)	As of December 31, 2014, Mr. Thiel held 4,993 RSUs, which vest on May 15, 2015 so long as Mr. Thiel is a member of our board of directors on such date.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Overview
This section explains our executive compensation philosophy, objectives, and design; our compensation-setting process; our executive compensation program components; and the decisions made in 2014 with respect to the compensation of each of our named executive officers. Our named executive officers for 2014, which consist of the executive officers who appear in "—2014 Summary Compensation Table" below, are:

•	Mark Zuckerberg, our founder, Chairman and Chief Executive Officer (CEO);

•	Sheryl K. Sandberg, our Chief Operating Officer (COO);

•	David M. Wehner, our Chief Financial Officer (CFO)(1);

•	David A. Ebersman, our former Chief Financial Officer (CFO)(1);

•	Christopher K. Cox, our Chief Product Officer (CPO); and

•	Mike Schroepfer, our Chief Technology Officer (CTO).
_________________________________________
(1) Mr. Wehner succeeded Mr. Ebersman in June 2014.
Executive Compensation Philosophy, Objectives and Design
Philosophy. We are focused on our mission to make the world more open and connected. We believe that Facebook is still in the early stages of this journey and that for us to be successful we must hire and retain people who can continue to develop our strategy, quickly innovate and build new products, bolster the growth of our user base and user engagement, and constantly enhance our business model.
To achieve these objectives, we need a highly talented team comprised of engineering, product, sales, and general and administrative professionals. We also expect our executive team to possess and demonstrate strong leadership and management capabilities.
Objectives. Our compensation programs for our named executive officers are built to support the following objectives:

•	attract the top talent in our leadership positions and motivate our executives to deliver the highest level of individual and team impact and results;

•	encourage our executives to model the important aspects of our culture, which include moving fast, being bold, communicating openly, focusing on impact, and building real value in the world;

•	ensure each one of our named executive officers receives a total compensation package that encourages his or her long-term retention;

•	reward high levels of performance with commensurate levels of compensation; and

•	align the interests of our executives with those of our stockholders in the overall success of Facebook by emphasizing long-term incentives.
Design. Our executive compensation program continues to be heavily weighted towards equity, in particular restricted stock units (RSUs), with cash compensation that is generally below market relative to executive compensation at our peer companies. We believe that equity compensation offers the best vehicle to focus our executive officers on our mission and the achievement of our long-term strategic and financial objectives, and to align our executive officers with the long-term interests of our stockholders.
We typically grant our executive officers an annual equity award with service-based vesting conditions where the commencement of vesting is deferred until a date some years in the future, as discussed further in "—Elements of Executive Compensation—Equity Compensation" below. When combined with the executives' prior equity awards, we believe that these additional grants represent a strong long-term retention tool and provide the executive officers with long-term equity incentives.
We evaluate our executive compensation programs, including our mix of cash and equity compensation, on an annual basis or as circumstances require based on our business objectives and the competitive environment for talent. For the near future, we anticipate continuing our emphasis on pay-for-performance and long-term incentive compensation for our executive officers while increasing cash compensation in order to move closer to market relative to our peer companies.
Compensation-Setting Process
Role of Our Compensation Committee. The compensation committee is responsible for overseeing all aspects of our executive compensation programs, including executive salaries, payouts under our bonus plan, the size and structure of equity awards, and any executive perquisites. The compensation committee is solely responsible for determining the compensation of our CEO and reviews and approves compensation of other executive officers. Following the Annual Meeting, the compensation committee will be replaced by the compensation and governance committee, which will, among other things, oversee our executive compensation programs.
Role of Management. In setting compensation for 2014, our CEO, our COO, and our Vice President, Human Resources, worked closely with the compensation committee in managing our executive compensation program and attended meetings of the compensation committee. In addition, our CFO and our General Counsel typically attend meetings of the compensation committee to present information and answer questions. Our CEO and COO made recommendations to the compensation committee regarding compensation for our executive officers other than for themselves because of their daily involvement with our executive team. No executive officer participated directly in the final deliberations or determinations regarding his or her own compensation package, except for our CEO who has requested that his base salary be fixed at $1 per year.
Our management team and the compensation committee each play a role in evaluating and mitigating any risk that may exist relating to our compensation plans, practices and policies for all employees, including our named executive officers, as further described in "—Compensation Risk Assessment" below.
Role of Compensation Consultant. The compensation committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2014, the compensation committee engaged the services of Compensia, Inc. (Compensia), a national compensation consulting firm, to advise the compensation committee regarding the amount and types of compensation that we provide to our executives and how our compensation practices compared to the compensation practices of other companies. Compensia reports directly to the compensation committee. Compensia does not provide any services to us other than the services provided to the compensation committee. The compensation committee believes that Compensia does not have any conflicts of interest in advising the compensation committee under applicable SEC or NASDAQ rules.
Use of Comparative Market Data. We aim to compensate our executive officers at levels that are commensurate with the most competitive levels of compensation for executives in similar positions at a group of peer companies set forth below, with whom we compete for hiring and retaining executive talent (our Peer Group). The compensation committee also considered the scope of responsibility of each executive officer, our current practice of maintaining minimal differentiation between the cash packages of our executive officers, the unvested balances of equity awards for each executive officer, as well as the compensation committee's assessment of each executive officer's performance and impact on the organization. In determining 2014 compensation, we did not use a formula for taking into account these different factors.
We analyze market data for executive compensation at least annually using the most relevant published survey sources, public filings and input from Compensia. Management and Compensia provided the compensation committee with both cash and equity compensation data for our Peer Group, which was selected from companies that meet some or all of the criteria listed below:

•	high technology or media company;

•	key talent competitor;

•	minimum revenue of $4 billion; and/or

•	minimum market capitalization of $50 billion.

Using this criteria as a baseline, the compensation committee approved the following companies for inclusion in our compensation Peer Group for 2014:

Adobe	Microsoft
Amazon.com	Netflix
Apple	Qualcomm
Cisco Systems	salesforce.com
eBay	SAP
EMC	The Walt Disney Company
Google	VMware
LinkedIn	Yahoo!

In the fourth quarter of 2013, our compensation committee reviewed our executive compensation against this Peer Group to ensure that our executive officer compensation was competitive and sufficient to recruit and retain our executive officers. Compensia provided the compensation committee with total cash compensation data (base salaries and cash bonus awards at target) and total compensation data (total cash compensation and equity compensation) at various percentiles. In addition to the Peer Group data, our market analysis also considered technology companies with more than $3 billion in annual revenue in the Radford Global Technology and Global Sales Survey published by Aon Hewitt. However, while the compensation committee considered this data in determining executive officer compensation, we did not seek to benchmark our executive compensation to any particular level. The total compensation for our named executive officers was not determined based on any pre-set "target" percentile of market. Rather, we sought to compensate our executive officers at a level that would allow us to successfully recruit and retain the best possible talent for our executive team. We relied heavily on the knowledge and experience of the compensation committee and our management in determining the appropriate compensation levels for our executive officers. Overall, based on Compensia's analysis of our Peer Group, base salary and target total cash compensation for our executive officers were below the 25th percentile of our peers. When equity compensation was factored in, without taking into account the effect of the deferred vesting start dates that are applicable to the equity compensation of our executive officers, total compensation for our named executive officers, other than our CEO, fell between the 65th and 90th percentile relative to the companies in the Peer Group.
In the second quarter of 2014, the compensation committee reviewed the selection criteria and the companies in the Peer Group. Following that review, the compensation committee decided to change the composition of the Peer Group and expand the Peer Group from 16 to 17 companies in order to better represent the current competitive and talent environment. Accordingly, we plan to use the following updated list of companies in our Peer Group for the 2015 executive compensation process:

Adobe	Microsoft
Amazon.com	Netflix
Apple	Qualcomm
Cisco Systems	salesforce.com
eBay	SAP
EMC	The Walt Disney Company
Google	Twitter
LinkedIn	VMware
Yahoo!
The compensation committee expects to periodically review and update this Peer Group and the underlying criteria as our business and market environment continue to evolve.
Elements of Executive Compensation
Our executive officer compensation packages generally include:

•	base salary;

•	performance-based cash incentives; and

•	equity-based compensation in the form of RSUs.
We believe that our compensation mix supports our objective of focusing on at-risk compensation having significant financial upside based on company and individual performance. We expect to continue to emphasize equity awards because of the direct link that equity compensation provides between stockholder interests and the interests of our executive officers, thereby motivating our executive officers to focus on increasing our value over the long term.
Base Salary. The compensation committee believes base salaries are a necessary element of compensation in order to attract and retain highly qualified executive officers. The compensation committee reviews base salaries for our executive officers at least annually and may adjust them from time to time, if needed, to reflect changes in market conditions or other factors. Historically, our executive officers have received base salaries within a very narrow range that was established when we were a smaller company with cash constraints, and based on our desire to maintain internal pay equity between executive officers and also relative to other key employees. As we have grown, we have increased base salaries for our executive officers (other than our CEO) with the goal of bringing salaries closer to market over time.
In the first quarter of 2014, the compensation committee decided to increase the base salaries of our executive officers, other than our CEO, in order to continue to bring their salaries closer to those paid by our Peer Group companies for similar positions. Accordingly, our compensation committee increased the base salary of Ms. Sandberg by $245,000 and Messrs. Ebersman and Schroepfer by $205,000. In addition, the base salary of Mr. Cox was increased in the first quarter of 2014 by $215,000 in accordance with our regular employee review cycle, which base salary was ratified by the compensation committee when he was designated as an executive officer in the second quarter of 2014. In the third quarter of 2014, the compensation committee increased the base salary of Mr. Wehner by $250,000 in connection with his appointment as our Chief Financial Officer. Following these 2014 salary increases, as noted above, these executive officer salaries were approximately at the 25th percentile of the salaries provided by our Peer Group companies for executives in similar positions. Mr. Zuckerberg has previously requested to receive a base salary of $1 per year.

Named Executive Officer	2014 Base Salary
Mark Zuckerberg	$1
Sheryl K. Sandberg	$640,000
David Wehner	$600,000
David A. Ebersman	$600,000
Christopher K. Cox	$575,000
Mike Schroepfer	$575,000
Cash Bonuses. Our 2014 Bonus Plan (Bonus Plan) provides variable cash incentives, payable semi-annually, that are designed to motivate our executive officers to focus on company-wide priorities and to reward them for individual results and achievements. In the first quarter of 2014, the compensation committee increased the target bonus percentage for Ms. Sandberg and Messrs. Ebersman and Schroepfer from 50% of their base salary to 75% of their base salary. In addition, the target bonus of Mr. Cox was increased from 50% of his base salary to 75% of his base salary in accordance with our regular employee review cycle, which target was ratified by the compensation committee when he was designated as an executive officer in the second quarter of 2014. Mr. Wehner's target bonus was increased in the third quarter of 2014 from 50% of his base salary to 75% of his base salary in connection with his appointment as our Chief Financial Officer. Following these bonus target increases, total cash compensation for these executive officers were at approximately the 25th percentile of our Peer Group companies for executives in similar positions. The compensation committee made this decision to increase the bonus targets to ensure that the total target cash compensation for our executive officers did not fall further below that of our Peer Group companies for executives in similar positions. All of our executive officers, except our CEO, participated in the Bonus Plan in 2014.
For 2014, there were two six-month performance periods under our Bonus Plan, which we refer to as First Half 2014 and Second Half 2014. For each performance period in 2014, the compensation committee approved a set of company-wide priorities in order to focus our executive officers on key areas of performance for the period in question. The First Half 2014 and Second Half 2014 company priorities reflect operational and non-operational objectives established by our compensation committee, in consultation with our CEO and CFO. The company-wide priorities do not have specific targets associated with them for purposes of determining performance under the Bonus Plan, and our compensation committee has complete discretion to determine the level of bonus payout for each performance period.

2014 Priorities and Company Performance Percentage. Our First Half 2014 company-wide priorities were as follows: grow our user base across all our products, increase time spent and utility, continue revenue growth and achieve significant savings from capital efficiency programs, and begin to track and develop plans to improve user sentiment. None of these priorities were assigned any specific weighting or dollar amount of the total bonus. The compensation committee applied discretion in determining the company performance percentage on a qualitative basis, taking into account our delivery of results in the areas identified by the company-wide priorities approved by the compensation committee, as well as our overall business, engineering, and product development achievements. The compensation committee also did not determine any pre-set ranges for the company performance percentage. The First Half 2014 company performance percentage approved by the compensation committee was 115%. The compensation committee focused on our performance across all of the areas identified by the company-wide priorities.
Our Second Half 2014 company-wide priorities were as follows: grow our user base across all of our products, increase time spent and utility, continue revenue growth and continue to achieve savings from capital efficiency programs, improve product quality, and improve our brand. None of these priorities were assigned any specific weighting or dollar amount of the total bonus. The compensation committee applied discretion in determining the company performance percentage on a qualitative basis, taking into account our delivery of results in the areas identified by the company-wide priorities approved by the compensation committee, as well as our overall business, engineering, and product development achievements. The compensation committee also did not determine any pre-set ranges for the company performance percentage. The Second Half 2014 company performance percentage approved by the compensation committee was 110%. The compensation committee focused on our performance across all of the areas identified by the company-wide priorities, particularly the growth of our user base, increased time spent on our products, and our continued strong revenue growth.
Bonus Plan Payouts. We calculate Bonus Plan payouts to each participant using the following formula:

Base Eligible Earnings ($)	x	Individual Bonus Target Percentage (%)	x	Individual Performance Percentage (%)	x	Company Performance Percentage (%)	=	Individual Bonus Payout ($)
As noted above, in 2014, we increased the bonus targets for each executive officer, except for our CEO, to 75% of annual base salary. Our executive officer target bonuses and target total cash compensation were still below those provided by our Peer Group companies for executives in similar positions.
Individual Performance Percentage. The individual performance percentage is based upon each executive's individual performance assessment for the performance period under consideration. In line with our pay-for-performance philosophy, a higher performance assessment drives a higher individual percentage (and vice-versa) such that it is possible for an executive with a low assessment to get less than their target bonus payout, or no bonus payout whatsoever. In 2014, potential individual performance percentages under our Bonus Plan were 0%, 85%, 100%, 125%, 200%, or 300%. An executive meeting our expected high level of performance expectations would receive an individual performance percentage of 100%.
Individual performance assessments for each executive officer were determined at the discretion of the compensation committee in close consultation with our CEO and our COO (except in each case when their own performance assessment was being determined). The CEO's and COO's executive officer performance assessment recommendations were based on an overall subjective assessment of each officer's performance and no single factor was determinative in setting bonus levels, nor was the impact of any individual factor on the bonus quantifiable. We operate in a rapidly evolving and highly competitive industry and we set a high bar for performance expectations for each one of our executive officers. The compensation committee evaluates our executive officers based on their overall performance, impact, and results, as well as their demonstration of strong leadership, long-term vision, effective execution, and management capabilities. First Half 2014 and Second Half 2014 payout levels and achievements and considerations for each executive were as follows:
Mark Zuckerberg. Mr. Zuckerberg did not participate in the Bonus Plan in 2014. Although Mr. Zuckerberg did not participate in the Bonus Plan, the compensation committee separately assessed his performance as our CEO.
Sheryl K. Sandberg. Ms. Sandberg received $294,204 for the First Half 2014 bonus, which reflected her overall leadership and execution on business priorities, her contribution to growing revenue, including the continued growth in mobile ad revenue, and her leadership in strengthening advertising relationships globally. Ms. Sandberg received $330,000 for the Second Half 2014 bonus, which reflected her role in growing our revenue year over year, her strategic guidance in various business matters, and her leadership in key policy matters.
David M. Wehner. Mr. Wehner received $119,404 for the First Half 2014 bonus, which reflected his leadership role in our finance organization and, in particular, in all areas of financial planning. Mr. Wehner received $415,673 for the Second Half 2014 bonus, which reflected his transition to CFO and his contributions to the strong financial performance of the company.
David A. Ebersman. Mr. Ebersman received $224,748 for the First Half 2014 bonus, which reflected his leadership of our finance organization and contributions in the execution of financial planning and financial performance. Mr. Ebersman did not receive the Second Half 2014 bonus since he was no longer employed by the company at the end of the performance period.
Christopher K. Cox. Mr. Cox received $424,616 for the First Half 2014 bonus, which reflected his overall leadership of the product organization and his contributions to increases in user growth and engagement. Mr. Cox received $474,375 for the Second Half 2014 bonus, which reflected his leadership and contributions in the areas of product design and performance, our marketing and brand efforts, and time spent with our products.
Mike Schroepfer. Mr. Schroepfer received $267,458 for the First Half 2014 bonus, which reflected his leadership and execution on our engineering priorities and the continued development of a sustainable and cost-effective engineering infrastructure. Mr. Schroepfer received $711,563 for the Second Half 2014 bonus, which reflected his strong leadership of the engineering team, particularly in connection with the integration of recent acquisitions into our company.
The following table summarizes the calculations that were used in determining the cash bonus paid to each of our named executive officers:

	Performance Period	Base Eligible Earnings ($)(1)	Individual Bonus Percentage (target bonus) (%)	Individual Performance Percentage (%)	Company Performance Percentage (%)	Individual Bonus Payout ($)
Sheryl K. Sandberg	First Half 2014	272,885	75	125	115	294,204
	Second Half 2014	320,000	75	125	110	330,000
	Total	592,885				624,204
David M. Wehner	First Half 2014	166,128	50	125	115	119,404
	Second Half 2014	251,923	75	200	110	415,673
	Total	418,051				535,077
David A. Ebersman	First Half 2014	260,577	75	100	115	224,748
	Second Half 2014	N/A	N/A	N/A	N/A	N/A
	Total	260,577				224,748
Christopher K. Cox	First Half 2014	246,154	75	200	115	424,616
	Second Half 2014	287,500	75	200	110	474,375
	Total	533,654				898,991
Mike Schroepfer	First Half 2014	248,077	75	125	115	267,458
	Second Half 2014	287,500	75	300	110	711,563
	Total	535,577				979,021

(1)	Reflects actual earnings for 2014, which may differ from approved 2014 base salaries due to the effective dates of salary increases.
Equity Compensation. Most of our executive officers' compensation is delivered through equity awards. We use equity compensation to align our executive officers' financial interests with those of our stockholders, to attract industry leaders of the highest caliber, and to retain them for the long term. In addition to the initial equity grant that each executive receives as part of his or her new hire package, the compensation committee typically grants our executives additional equity awards each year as part of our company-wide equity refresher program. Additional equity grants for each of our executive officers are determined on a discretionary basis taking into account the following factors:

•	delivering equity values that are highly competitive when compared against those our Peer Group would grant to executives with similar responsibility;

•	each executive officer's individual performance assessment, the results and contributions delivered during the year, as well as the anticipated potential future impact of each individual executive;

•	the size and vesting schedule of existing equity grants in order to maximize the long-term retentive power of all additional grants; and

•
the size of each executive officer's total cash compensation (base salary plus cash bonus awards at target), which is generally lower than the cash compensation for executives with similar responsibilities at our Peer Group.

Based on the foregoing factors, in 2014, our compensation committee awarded each of our executive officers, other than our CEO, a grant of RSUs with a specific "initial equity value" based on an estimated total value for each grant before taking into account the deferred vesting considerations described below. The compensation committee applied discretion in determining the specific individual equity values and deferred vesting start dates. Based on these qualitative decisions, the compensation committee then calculated the number of RSUs to be granted by dividing this initial equity value by $62.36 per share, which was the average closing price for the seven trading days following the announcement of our earnings for the fourth quarter of 2013 and the same price that was used for 2014 refresher grants to all other employees.
Deferred Vesting of 2014 RSU Grants. Due to our desire to provide incentives for our executive officers to focus on long-term strategic and financial objectives, the compensation committee deferred the vesting start dates of all 2014 RSU grants made to our executive officers, other than our CEO, to a future date determined individually for each executive. As a result, the 2014 RSU grants will not begin to vest unless the recipient remains continuously employed by Facebook through future dates as described in "—2014 Grants of Plan-Based Awards Table" below. The compensation committee reviewed the size and vesting schedule for the remaining unvested portion of the outstanding equity award holdings of each of our executive officers and agreed with the recommendation of our CEO and COO (except that our COO did not participate in discussions regarding her own equity compensation) that the existing equity awards appropriately satisfied our retention and incentive goals for the immediate future for each of our executive officers. Accordingly, the additional equity awards granted in 2014 start vesting only after a significant portion of each executive's outstanding equity awards have vested, and these vesting start dates range from the first quarter of 2015 to the first quarter of 2016. These grants have four-year vesting schedules that result in vesting end dates ranging from the first quarter of 2019 to the first quarter of 2020. The compensation committee believes that these vesting schedules make the equity awards more valuable to us in retaining our executive officers and reflect our emphasis on our long-term success. For more information relating to the vesting schedules of these RSU grants, see "—2014 Grants of Plan-Based Awards Table" below.
2014 Equity Grants. Mr. Zuckerberg did not receive any additional equity grants in 2014 because our compensation committee believed that his existing equity ownership position sufficiently aligns his interests with those of our stockholders.
Our other named executive officers received the following RSU grants in 2014:
Sheryl K. Sandberg. Ms. Sandberg received an equity grant in the amount of 208,470 RSUs. This grant had an initial equity value of $13.0 million. These RSUs are subject to quarterly vesting based on continued employment over four years with a deferred vesting start date of February 15, 2016.
David M. Wehner. Mr. Wehner received an equity grant in the amount of 160,360 RSUs. This grant had an initial equity value of $10.0 million. These RSUs are subject to quarterly vesting based on continued employment over four years with a deferred vesting start date of February 15, 2016.
David A. Ebersman. Mr. Ebersman received an equity grant in the amount of 128,290 RSUs. This grant had an initial equity value of $8.0 million. These RSUs are subject to quarterly vesting based on continued employment over four years with a deferred vesting start date of February 15, 2015. All of these RSUs were unvested and forfeited to us when Mr. Ebersman ceased providing services as an employee on September 30, 2014.
Christopher K. Cox. Mr. Cox received an equity grant in the amount of 160,360 RSUs. This grant had an initial equity value of $10.0 million. These RSUs are subject to quarterly vesting based on continued employment over four years with a deferred vesting start date of February 15, 2016.

Mike Schroepfer. Mr. Schroepfer received an equity grant in the amount of 160,360 RSUs. This grant had an initial equity value of $10.0 million. These RSUs are subject to quarterly vesting based on continued employment over four years with a deferred vesting start date of February 15, 2016.
Following the grants of these equity awards, the total compensation for our named executive officers, other than our CEO, was between the 65th and 90th percentiles relative to the companies in our Peer Group.
Compensation Governance
The compensation committee seeks to ensure sound executive compensation practices to adhere to our pay-for-performance philosophy while appropriately managing risk and aligning our compensation programs with long-term stockholder interests. The following practices were in effect during 2014:

•	the compensation committee is comprised solely of independent directors;

•
the compensation committee conducts an annual review and approval of our compensation strategy with assistance from its independent compensation consultant, Compensia, including a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on our company;

•	the compensation committee retains discretion on bonus payouts to enable it to respond to unforeseen events and adjust bonus payouts as appropriate;

•	we do not offer post-employment benefits; and

•
our compensation philosophy and related governance features are complemented by several specific practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

◦	our executives are subject to company-wide policies that prohibit hedging activities, the pledging of our securities as collateral for loans, and the shorting of our securities;

◦	we offer limited perquisites that are for business-related purposes or necessary for the security of our CEO; and

◦	our executives participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.
Perquisites and Other Benefits
Consistent with the practices of many companies in our Peer Group, we provide certain perquisites to our named executive officers for the reasons described below.
Because of the high visibility of our company we have implemented an "overall security program" for Mr. Zuckerberg to address safety concerns resulting from his position as our founder, Chairman, and CEO. We require these security measures for the company's benefit because of the importance of Mr. Zuckerberg to Facebook, and we believe that the costs of this overall security program are appropriate and necessary. We paid for the initial procurement, installation, and maintenance of security measures for Mr. Zuckerberg's personal residences, and we pay for the annual costs of security personnel, neither of which constitutes taxable income to Mr. Zuckerberg.
Our compensation committee has also authorized certain of our executive officers to use private aircraft for business purposes. This practice maximizes such executives' productive time and ensures their quick availability. In addition, Mr. Zuckerberg may use private aircraft for personal purposes in connection with his overall security program. On certain occasions, Mr. Zuckerberg may be accompanied by guests when using private aircraft. For flights undertaken for personal purposes, the aggregate incremental cost of such personal usage attributable to Mr. Zuckerberg is reported as other compensation to Mr. Zuckerberg in the "All Other Compensation" column in "—2014 Summary Compensation Table" below. The reported aggregate incremental cost is based on costs provided by the applicable charter company, and includes passenger fees, fuel, crew, and catering costs.

2013 Say on Pay Vote
We held a non-binding advisory stockholder vote on the compensation program for our named executive officers, commonly referred to as a "say on pay" vote, at our 2013 Annual Meeting of Stockholders. Over 90% of the voting power of shares voted at the 2013 Annual Meeting of Stockholders were cast in favor of our say on pay proposal. Our compensation committee considered the result of this advisory vote to be an endorsement of our compensation program, policies, practices and philosophy for our named executive officers. As a result, our compensation committee (and following the Annual Meeting, our compensation and governance committee) will continue to consider the outcome of our say on pay votes and our stockholder views when making future compensation decisions for our named executive officers.
Based on the results of a separate non-binding advisory stockholder vote on the frequency of future stockholder advisory votes regarding the compensation program of our named executive officers, commonly referred to as a "say on frequency" vote, held at our 2013 Annual Meeting of Stockholders, our board of directors determined that we will hold our say on pay vote every three years until the next required say on frequency vote, which will occur no later than 2019.
We value the opinions of our stockholders and will continue to consider the outcome of future say on pay votes, when we make compensation decisions for the members of our executive team, including the named executive officers. Our next say on pay vote will take place in 2016.
162(m) Tax Deductibility
Section 162(m) of the Internal Revenue Code of 1986, as amended (Code), limits the amount that we may deduct from our federal income taxes for remuneration paid to our named executive officers (other than our CFO) to $1 million dollars per executive officer per year, unless certain requirements are met. Section 162(m) provides an exception from this deduction limitation for certain forms of "performance-based compensation," as well as for the gain recognized by covered executive officers upon the exercise of qualifying compensatory stock options. In addition, "grandfather" provisions may apply to certain compensation arrangements that were entered into by a corporation before it was publicly held. While our compensation committee is mindful of the benefit to us of the full deductibility of compensation, our compensation committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our compensation committee has not adopted a policy that requires that all compensation be deductible. Our compensation committee intends to continue to compensate our executive officers in a manner consistent with the best interests of our company and our stockholders. In addition, because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, we cannot guarantee that any compensation arrangements intended to qualify for exemption under Section 162(m) will actually receive this treatment.
Compensation Risk Assessment
Our management team and the compensation committee each play a role in evaluating and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our named executive officers. In early 2015, Compensia, the compensation committee's independent compensation consultant, performed an assessment, in conjunction with management, of our compensation plans and practices and concluded that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the company. The compensation committee has reviewed this report and agreed with the conclusion. The objective of the assessment was to identify any compensation plans or practices that may encourage employees to take unnecessary risk that could threaten the company. No such plans or practices were identified. The risk assessment process included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our company performance goals and the overall compensation to ensure an appropriate balance between fixed and variable pay components and between short- and long-term incentives.

2014 Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the years ended December 31, 2014, 2013, and 2012.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Mark Zuckerberg	2014	1	—	—	610,454(4)	610,455
CEO	2013	1	—	—	653,164(4)	653,165
	2012	503,205	266,101	—	1,221,408(4)	1,990,714
Sheryl K. Sandberg	2014	592,885	624,204	14,332,313	—	15,549,402
COO	2013	384,423	603,967	15,158,758	—	16,147,148
	2012	321,128	276,730	25,618,315	—	26,216,173
David M. Wehner(5)	2014	418,051	535,077	11,024,750	9,905	11,987,783
CFO
Christopher K. Cox(6)	2014	533,654	898,991	11,024,750	12,750	12,470,145
CPO
Mike Schroepfer	2014	535,577	979,021	11,024,750	9,164	12,548,512
CTO	2013	352,060	358,764	11,842,776	4,683	12,558,283
	2012	293,039	194,427	20,238,462	—	20,725,928
David A. Ebersman(7)	2014	511,863	224,748	8,819,938	8,750	9,565,299
Former CFO	2013	384,423	603,967	9,474,238	1,282	10,463,910
	2012	321,128	186,537	17,036,196	—	17,543,861
_______________________________________

(1)	Reflects actual earnings for 2014, 2013, and 2012 which may differ from approved 2014, 2013, and 2012 base salaries due to the effective dates of salary increases.

(2)
The amounts reported in the bonus column represent discretionary bonuses earned pursuant to our Bonus Plan. For more information about our executive officers' discretionary bonuses, see "—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses" above.

(3)
Amounts reflect the aggregate grant date fair value of the RSUs of $68.75, $27.57 and $37.07 per share for 2014, 2013 and 2012, respectively, without regard to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The RSUs granted to our named executive officers during 2014 provide for quarterly vesting based on continued employment over four years with deferred vesting start dates of February 15, 2015 for Mr. Ebersman and February 15, 2016 for Ms. Sandberg, Mr. Wehner, Mr. Cox, and Mr. Schroepfer.

(4)
The amounts reported include approximately $610,454, $650,164, and $1,213,591 for costs related to personal use of aircraft chartered in connection with Mr. Zuckerberg's overall security program and on which Mr. Zuckerberg and guests flew during 2014, 2013, and 2012, respectively. For purposes of reporting the value of such personal usage in this table, we use costs provided by the applicable charter company, which include passenger fees, fuel, crew, and catering costs.

(5)	Mr. Wehner was not a named executive officer for 2013 and 2012.

(6)	Mr. Cox was not a named executive officer for 2013 and 2012.

(7)	Mr. Ebersman resigned as an employee on September 30, 2014, and none of the RSUs granted to Mr. Ebersman in 2014 had vested as of that date.

2014 Grants of Plan-Based Awards Table
The following table presents, for each of the named executive officers, information concerning each grant of an equity award made during the year ended December 31, 2014. This information supplements the information about these awards set forth in the 2014 Summary Compensation Table.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
Mark Zuckerberg	—	—	—
Sheryl K. Sandberg	3/17/2014	208,470(2)	14,332,313
David M. Wehner	3/17/2014	160,360(2)	11,024,750
Christopher K. Cox	3/17/2014	160,360(2)	11,024,750
Mike Schroepfer	3/17/2014	160,360(2)	11,024,750
David A. Ebersman	3/17/2014	128,290(3)	8,819,938
_______________________________________

(1)
Amounts reflect the grant date fair value of the RSUs of $68.75 per share without regard to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer.

(2)
The vesting condition will be satisfied as to 1/16th of the total shares underlying the RSUs on May 15, 2016. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs on each quarter thereafter, subject to continued service to us through each vesting date.

(3)	Mr. Ebersman resigned as an employee on September 30, 2014 and none of the RSUs granted to Mr. Ebersman in 2014 had vested as of that date.

2014 Outstanding Equity Awards at Year-End Table
The following table presents, for each of the named executive officers, information regarding outstanding stock options and RSUs held as of December 31, 2014.

Name	Option Awards					Stock Awards
	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($)(3)
Mark Zuckerberg	—	—	—	—	—	—	—
Sheryl K. Sandberg	7/23/2010	1,458,333	2,041,667(4)	10.39	7/22/2020	—	—
	10/18/2010	108,333	1,091,667(5)	15.00(6)	10/17/2020	—	—
	3/25/2011	—	—	—	—	899,281(7)	70,161,904
	5/3/2012	—	—	—	—	518,314(8)	40,438,858
	5/6/2013	—	—	—	—	549,828(9)	42,897,581
	3/17/2014	—	—	—	—	208,470(10)	16,264,829
David M. Wehner	1/15/2013	—	—	—	—	150,000(11)	11,703,000
	5/6/2013	—	—	—	—	64,440(12)	5,027,609
	3/17/2014	—	—	—	—	160,360(13)	12,511,287
Christopher K. Cox	8/26/2009	—	—	—	—	363,864(14)	28,388,669
	8/26/2010	—	—	—	—	865,845(15)	67,553,227
	3/25/2011	—	—	—	—	839,329(16)	65,484,449
	5/3/2012	—	—	—	—	545,957(17)	42,595,565
	5/6/2013	—	—	—	—	429,553(18)	33,513,725
	3/17/2014	—	—	—	—	160,360(19)	12,511,287
Mike Schroepfer	8/26/2010	—	—	—	—	1,212,185(20)	94,574,674
	3/25/2011	—	—	—	—	719,425(21)	56,129,539
	5/3/2012	—	—	—	—	511,835(22)	39,933,367
	5/6/2013	—	—	—	—	429,553(23)	33,513,725
	3/17/2014	—	—	—	—	160,360(24)	12,511,287
David A. Ebersman	—	—	—	—	—	—	—
_____________________________________

(1)	All of the outstanding equity awards described below were granted under our 2005 Stock Plan or 2012 Plan.

(2)	With the exception of the stock option granted to Ms. Sandberg described in footnote (6) below, this column represents the fair value of a share of Class B common stock on the date of grant.

(3)
Represents the market value of the shares underlying the RSUs as of December 31, 2014, based on the official closing price of our Class A common stock, as reported on the NASDAQ Global Select Market, of $78.02 per share on December 31, 2014. This value assumes that the fair market value of the Class B common stock underlying the RSUs, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon certain transfers of such shares.

(4)
1/48th of the total number of shares subject to the original option grant vested on May 1, 2013. The remaining shares subject to the option vest at a rate of 1/48th of the total number of shares subject to the option on each month thereafter, subject to continued service to us through each vesting date.

(5)
260,000 of the total number of shares subject to the original option grant vest in equal monthly installments for a period of 48 months beginning on May 1, 2013, and, thereafter, the remaining shares subject to the option will vest in equal monthly installments for a period of 12 months, subject to continued service to us through each vesting date.

(6)
The compensation committee set the option exercise price for this grant at $15.00 per share, a premium to the fair market value of a share of Class B common stock on the date of grant which was determined by our compensation committee to be $12.56 per share.

(7)
1/16th of the total shares underlying the original RSU grant vested on January 15, 2014. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs on each quarter thereafter, subject to continued service to us through each vesting date.

(8)
1/16th of the total shares underlying the original RSU grant vested on February 15, 2014. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs on each quarter thereafter, subject to continued service to us through each vesting date.

(9)
1/16th of the total shares underlying the RSUs will vest on February 15, 2018. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs on each quarter thereafter, subject to continued service to us through each vesting date.

(10)
1/16th of the total shares underlying the RSUs will vest on May 15, 2016. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs on each quarter thereafter, subject to continued service to us through each vesting date.

(11)
1/4th of the total shares underlying the original RSU grant vested on November 15, 2013. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares subject to the RSUs on each quarter thereafter, subject to continued service to us through each vesting date.

(12)
1/16th of the total shares underlying the original RSU grant vested on February 15, 2014. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares subject to the RSUs on each quarter thereafter, subject to continued service to us through each vesting date.

(13)
1/16th of the total shares underlying the RSUs will vest on May 15, 2016. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs on each quarter thereafter, subject to continued service to us through each vesting date.

(14)
1/48th of the total number of shares subject to the original option grant vested on September 1, 2013. The remaining shares subject to the option vest at a rate of 1/48th of the total number of shares subject to the option on each month thereafter, subject to continued service to us through each vesting date.

(15)
1/16th of the total shares underlying the original RSU grant vested on August 15, 2013. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs on each quarter thereafter, subject to continued service to us through each vesting date.

(16)
1/16th of the total shares underlying the original RSU grant vested on July 15, 2014. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs on each quarter thereafter, subject to continued service to us through each vesting date.

(17)
1/16th of the total shares underlying the RSUs will vest on February 15, 2017. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs on each quarter thereafter, subject to continued service to us through each vesting date.

(18)
1/16th of the total shares underlying the RSUs will vest on August 15, 2017. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs on each quarter thereafter, subject to continued service to us through each vesting date.

(19)
1/16th of the total shares underlying the RSUs will vest on May 15, 2016. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs on each quarter thereafter, subject to continued service to us through each vesting date.

(20)
1/16th of the total shares underlying the original RSU grant vested on August 15, 2014. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs on each quarter thereafter, subject to continued service to us through each vesting date.

(21)
1/16th of the total shares underlying the original RSU grant vested on January 15, 2014. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs on each quarter thereafter, subject to continued service to us through each vesting date.

(22)
1/16th of the total shares underlying the original RSU grant vested on November 15, 2014. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs on each quarter thereafter, subject to continued service to us through each vesting date.

(23)
1/16th of the total shares underlying the RSUs will vest on February 15, 2018. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs on each quarter thereafter, subject to continued service to us through each vesting date.

(24)
1/16th of the total shares underlying the RSUs will vest on May 15, 2016. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs on each quarter thereafter, subject to continued service to us through each vesting date.

On March 5, 2015, our compensation committee approved RSU grants to our named executive officers. These RSUs were granted on March 16, 2015 as follows: Sheryl K. Sandberg—198,100; David M. Wehner—198,100; Christopher K. Cox—132,070; and Mike Schroepfer—132,070. These RSUs will vest quarterly based on continued employment over three, four or five years with deferred vesting start dates of November 15, 2017 for Ms. Sandberg, February 15, 2017 for Mr. Cox and Mr. Schroepfer, and a vesting start date of February 15, 2015 for Mr. Wehner.
2014 Option Exercises and Stock Vested
The following table presents, for each of the named executive officers, the number of shares of our common stock acquired upon the exercise of stock options and the vesting and settlement of RSUs during 2014 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(3)
Mark Zuckerberg	—	—	—	—
Sheryl K. Sandberg	—	—	472,531	31,019,422
David M. Wehner	—	—	96,480	6,578,190
Christopher K. Cox	65,625	3,949,718	668,321	45,384,733
Mike Schroepfer	568,527	41,352,632	578,350	39,002,442
David A. Ebersman	4,376,320	320,593,242	1,012,500	66,785,130
________________________________________

(1)
These values assume that the fair market value of the Class B common stock underlying certain of the RSUs and options, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon certain transfers of such shares.

(2)
The aggregate value realized upon the exercise of an option represents the difference between the aggregate market price of the shares of our Class B common stock, assumed to be equal to our Class A common stock as described in footnote (1) above, on the date of exercise and the aggregate exercise price of the option.

(3)
The aggregate value realized upon the vesting and settlement of an RSU represents the aggregate market price of the shares of our Class A common stock or Class B common stock (which is assumed to be equal to our Class A common stock as described in footnote (1) above) on the date of settlement.

Employment Agreements and Offer Letters
We have entered into employment agreements or offer letters with each of the named executive officers. These agreements provide for at-will employment and generally include the named executive officer's initial base salary, and an indication of eligibility for an annual cash incentive award opportunity. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement.
Mark Zuckerberg
We entered into an amended and restated offer letter with Mr. Zuckerberg, our founder, Chairman, and CEO, in January 2012. This offer letter agreement has no specific term and constitutes at-will employment. Mr. Zuckerberg's annual base salary as of December 31, 2014 was $1, and he is not eligible to receive bonus compensation under our Bonus Plan.
Sheryl K. Sandberg
We entered into an amended and restated employment agreement with Ms. Sandberg, our COO and a member of our board of directors, in January 2012. The employment agreement has no specific term and constitutes at-will employment. Ms. Sandberg's annual base salary as of December 31, 2014 was $640,000, and she is eligible to receive semi-annual bonus compensation under our Bonus Plan.

David M. Wehner
We entered into an amended and restated offer letter with Mr. Wehner, our CFO, in August 2014. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Wehner's annual base salary as of December 31, 2014 was $600,000, and he is eligible to receive semi-annual bonus compensation under our Bonus Plan.
Christopher K. Cox
We entered into an amended and restated offer letter with Mr. Cox, our CPO, in May 2014. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Cox's annual base salary as of December 31, 2014 was $575,000, and he is eligible to receive semi-annual bonus compensation under our Bonus Plan.
Mike Schroepfer
We entered into an amended and restated offer letter with Mr. Schroepfer, our CTO, in January 2012. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Schroepfer's annual base salary as of December 31, 2014 was $575,000, and he is eligible to receive semi-annual bonus compensation under our Bonus Plan.
David A. Ebersman
We entered into an amended and restated offer letter with Mr. Ebersman, our former CFO, in January 2012. The offer letter agreement had no specific term and constituted at-will employment. Mr. Ebersman resigned from his position as CFO effective June 1, 2014.
Potential Payments upon Termination or Change in Control
None of our named executive officers are entitled to payments or acceleration of vesting with respect to equity awards held by such named executive officers in connection with a termination or a change in control.
Limitations on Liability and Indemnification Matters
Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director's duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.
Our restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors, executive officers, and other key employees made or threatened to be made a party to an action or proceeding, by reason of the fact that he or she serves or served in such capacity at our request to the maximum extent not prohibited by the Delaware General Corporation Law or any other applicable law and allow us to indemnify other officers, employees, and other agents as set forth in the Delaware General Corporation Law or any other applicable law.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, executive officers, and other key employees, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors, executive officers, and other key employees for certain expenses, including attorneys' fees, judgments, penalties fines, and settlement amounts actually and reasonably incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer or director. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers and key employees. We also maintain directors' and officers' liability insurance.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Rule 10b5-1 Sales Plans
Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances. Our executive officers and directors are required to conduct all purchase or sale transactions under a Rule 10b5-1 plan.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 31, 2014.

Plan Category	(a) Total Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-average Exercise Price Of Outstanding Options, Warrants and Rights($)(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	113,579,029	4.7848	123,253,531
Equity compensation plans not approved by security holders	—	—	—
____________________________________

(1)	Prior to our initial public offering, we granted awards under our 2005 Stock Plan. Following our initial public offering, we granted awards under our 2012 Equity Incentive Plan.

(2)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.

REPORT OF THE COMPENSATION COMMITTEE
This report of the compensation committee is required by the Securities and Exchange Commission (SEC) and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE
Donald E. Graham (Chair)
Reed Hastings
Peter A. Thiel

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2015, for:

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (SEC). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 2,246,824,124 shares of Class A common stock and 559,339,723 shares of Class B common stock outstanding at March 31, 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, restricted stock units (RSUs) or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of March 31, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Facebook, Inc., 1601 Willow Road, Menlo Park, California 94025.

Name of Beneficial Owner	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
	Shares	%	Shares	%
Named Executive Officers and Directors:
Mark Zuckerberg(2)	3,999,241	*	422,252,850	75.5	53.9
Shares subject to voting proxy(3)	—	—	48,892,913	8.7	6.2
Total(2)(3)	3,999,241	*	471,145,763	84.2	60.1
Sheryl K. Sandberg(4)	5,233,056	*	2,076,464	*	*
David M. Wehner(5)	37,575	*	—	—	*
Christopher K. Cox(6)	706,860	*	169,279	*	*
Mike Schroepfer(7)	460,419	*	2,740,232	*	*
David A. Ebersman(8)	666,569	*	—	*	*
Marc L. Andreessen(9)	1,678,673	*	379,429	*	*
Erskine B. Bowles(10)	29,401	*	1,250	*	*
Susan D. Desmond-Hellmann(11)	18,777	*	—	—	*
Donald E. Graham(12)	686,900	*	—	—	*
Reed Hastings(13)	124,643	*	1,250	*	*
Jan Koum(14)	68,857,462	3.1	—	—	*
Peter A. Thiel(15)	2,149,059	*	54,995	*	*
All executive officers and directors as a group (14 persons)(16)	84,482,602	3.8	476,723,170	84.5	61.5
Other 5% Stockholders:
Dustin Moskovitz(17)	N/A(17)	N/A(17)	48,892,913	8.7	6.2
Eduardo Saverin(18)	5,996,744	*	47,233,360	8.4	6.1
Entities affiliated with BlackRock(19)	117,098,242	5.2	—	—	1.5
Entities affiliated with Fidelity(20)	143,144,896	6.4	—	—	1.8
Entities affiliated with Vanguard(21)	112,878,155	5.0	—	—	1.4
___________________________________

*	Less than 1%.

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)
Consists of (i) 45,083,762 shares of Class B common stock held of record by Mr. Zuckerberg; (ii) 3,297,765 shares of Class B common stock held of record by Mark Zuckerberg, Trustee of The Mark Zuckerberg 2008 Annuity Trust dated March 13, 2008; (iii) 241 shares of Class A common stock and 373,871,320 shares of Class B common stock held of record by Mark Zuckerberg, Trustee of The Mark Zuckerberg Trust dated July 7, 2006; (iv) 3 shares of Class B common stock held of record by Mark Zuckerberg, Trustee of the Openness Trust, dated April 2, 2012; (v) 1,333,000 shares of Class A common stock held of record by Mark Zuckerberg, Trustee of The Mark Zuckerberg 2014 GRAT No. 1 dated May 8, 2014; (vi) 1,333,000 shares of Class A common stock held of record by Mark Zuckerberg, Trustee of The Mark Zuckerberg 2014 GRAT No. 2 dated May 8, 2014; and (vii) 1,333,000 shares of Class A common stock held of record by Mark Zuckerberg, Trustee of The Mark Zuckerberg 2014 GRAT No. 3 dated May 8, 2014.

(3)
Consists of shares of our Class B common stock beneficially owned by Mr. Moskovitz over which, except under limited circumstances, Mr. Zuckerberg holds an irrevocable proxy, pursuant to a voting agreement between Mr. Zuckerberg, us, and Mr. Moskovitz with respect to certain matters, as indicated in footnote (17) below. We do not believe that the parties to the voting agreement constitute a "group" under Section 13 of the Securities Exchange Act of 1934, as amended, as Mr. Zuckerberg exercises voting control over these shares.

(4)
Consists of (i) 5,210,136 shares of Class A common stock held of record by Ms. Sandberg; (ii) 22,920 shares of Class A common stock held of record by Sheryl K. Sandberg, Trustee of the Sandberg-Goldberg Family Trust dated September 3, 2004; (iii) 1,958,332 shares of Class B common stock issuable upon exercise of options exercisable within 60 days of March 31, 2015; and (iv) 118,132 shares of Class B common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2015.

(5)
Consists of (i) 13,455 shares of Class A common stock held of record by Mr. Wehner and (ii) 24,120 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2015.

(6)
Consists of (i) 601,099 shares of Class A common stock held of record by Mr. Cox; (ii) 76,945 shares of Class A common stock held of record by Christopher Cox, Trustee of the Christopher K. Cox Revocable Trust; (iii) 28,816 shares of Class A common stock held of record by the Remainder Interest Trust Created Under the Christopher K. Cox 2009 Annuity Trust dated 5/29/2009 (RIT); and (iv) 169,279 shares of Class B common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2015.

(7)
Consists of (i) 460,419 shares of Class A common stock held of record by Mr. Schroepfer; (ii) 26,940 shares of Class B common stock held by Mr. Schroepfer and Erin Hoffmann as Co-Trustees of The Clover Irrevocable Nonexempt Trust u/a/d 6/27/11 which are issuable upon exercise of options exercisable within 60 days of March 31, 2015; (iii) 736,060 shares of Class B common stock held by Mr. Schroepfer and Erin Hoffmann as Co-Trustees of the HS Trust u/a/d 9/28/11 which are issuable upon exercise of options exercisable within 60 days of March 31, 2015; (iv) 1,796,573 shares of Class B common stock issuable upon exercise of options exercisable within 60 days of March 31, 2015; and (v) 180,659 shares of Class B common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2015.

(8)
Consists of (i) 558,479 shares of Class A common stock held of record by Mr. Ebersman and Michelle Ebersman as trustees of The Ebersman Family Trust UA DTD 5/29/02; (ii) 36,030 shares of Class A common stock held of record by Mr. Ebersman and Mrs. Ebersman as trustees of The Theo Lawrence Ebersman GST Exempt Trust under The Ebersman Family 2012 Irrevocable Trust; (iii) 36,030 shares of Class A common stock held of record by Mr. Ebersman and Mrs. Ebersman as trustees of The Samuel Lincoln Ebersman GST Exempt Trust under The Ebersman Family 2012 Irrevocable Trust; and (iv) 36,030 shares of Class A common stock held of record by Mr. Ebersman and Mrs. Ebersman as trustees of The Maxwell Taylor Ebersman GST Exempt Trust under The Ebersman Family 2012 Irrevocable Trust.

(9)
Consists of (i) 7,742 shares of Class A common stock held of record by Mr. Andreessen; (ii) 1,631,173 shares of Class A common stock held of record by The Andreessen 1996 Living Trust (Andreessen Living Trust); (iii) 34,765 shares of Class A common stock held of record by The Andreessen 1996 Charitable Remainder Unitrust (Andreessen Charitable Trust); (iv) 4,993 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2015; (v) 224,239 shares of Class B common stock to be received by Andreessen Horowitz Fund III, L.P., as nominee (AH Fund) in connection with our acquisition of Oculus VR, Inc. (Oculus); and (vi) 155,190 shares of Class B common stock to be received by AH Parallel Fund III, L.P., as nominee (AH Parallel Fund) in connection with our acquisition of Oculus. The shares to be received by AH Fund and AH Parallel Fund are currently being held in escrow and are subject to forfeiture during the escrow period stated to satisfy claims arising as a result of, among other things, Oculus' breach of any of its representations and warranties or covenants and agreements set forth in the amended and restated agreement and plan of merger dated April 21, 2014. Mr. Andreessen and JPMorgan Chase Bank, N.A. (successor-in-interest to J.P. Morgan Trust Company, N.A.) are the trustees of the Andreessen Living Trust and the Andreessen Charitable Trust, and may be deemed to share voting and investment power over the securities held by the Andreessen Living Trust and Andreessen Charitable Trust. AH Equity Partners III, L.L.C. (AHEP) is the general partner of AH Fund. Mr. Andreessen is one of the managing members of AHEP and, therefore, may be deemed to share voting and investment power over the securities held by AH Fund. AH Equity Partners III (Parallel), L.L.C. (AHEP Parallel) is the general partner of AH Parallel Fund. Mr. Andreessen is one of the managing members of AHEP Parallel and, therefore, may be deemed to share voting and investment power over the securities held by AH Parallel Fund. The address of Andreessen Living Trust, Andreessen Charitable Trust, AH Fund, and AH Parallel Fund is 2865 Sand Hill Road, Suite 101, Menlo Park, California 94025.

(10)
Consists of (i) 24,408 shares of Class A common stock held of record by Mr. Bowles and (ii) 4,993 shares of Class A common stock and 1,250 shares of Class B common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2015.

(11)
Consists of (i) 12,534 shares of Class A common stock held of record by Nicholas S. Hellmann and Susan D. Desmond-Hellmann as the co-trustees of the Hellmann Family Trust and (ii) 6,243 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2015.

(12)
Consists of (i) 643,783 shares of Class A common stock held of record by Mr. Graham; (ii) 38,124 shares of Class A common stock held of record by Mr. Graham and Daniel L. Mosley as Trustees under the Agreement made on June 1, 1966 and as restated on March 27, 2003, by Mr. Graham for his benefit; and (iii) 4,993 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2015.

(13)
Consists of (i) 71,804 shares of Class A common stock held of record by Mr. Hastings; (ii) 47,846 shares of Class A common stock held of record by the Hastings-Quillin Family Trust dated 05/13/1996 (Hastings Trust); and (iii) 4,993 shares of Class A common stock and 1,250 shares of Class B common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2015. Mr. Hastings is one of the trustees of the Hastings Trust.

(14)
Consists of (i) 57,637,354 shares of Class A common stock held of record by Jan Koum, Trustee of the Butterfly Trust U/A/D 1/20/2004; (ii) 141,489 shares of Class A common stock held of record by Jan Koum, Trustee of the Jan Koum Trust I U/A/D 4/29/2014; (iii) 3,817,873 shares of Class A common stock held of record by Jan Koum, Trustee of the Jan Koum Trust II U/A/D 8/5/2014; (iv) 3,817,873 shares of Class A common stock held of record by Jan Koum,

Trustee of the Jan Koum Trust III U/A/D 10/9/2014; and (v) 3,442,873 shares of Class A common stock held of record by Jan Koum, Trustee of the Jan Koum Trust IV U/A/D 2/4/2015.

(15)
Consists of (i) 2,144,066 shares of Class A common stock held of record by Rivendell One LLC (Rivendell); (ii) 4,993 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2015; (iii) 41,631 shares of Class B common stock to be received by The Founders Fund IV, LP (FF) in connection with our acquisition of Oculus; and (iv) 13,364 shares of Class B common stock to be received by The Founders Fund IV Principals Fund, LP (FFPF) in connection with our acquisition of Oculus. The shares to be received by FF and FFPF are currently being held in escrow and are subject to forfeiture during the escrow period stated to satisfy claims arising as a result of, among other things, Oculus' breach of any of its representations and warranties or covenants and agreements set forth in the amended and restated agreement and plan of merger dated April 21, 2014. Mr. Thiel is the beneficial owner of Rivendell and has voting and investment power over the securities held by Rivendell. Mr. Thiel is one of the managers of the general partner of each of FF and FFPF, and, therefore, may be deemed to have voting and investment power over the securities held by these entities.

(16)
Consists of (i) 84,397,778 shares of Class A common stock; (ii) 471,580,187 shares of Class B common stock; (iii) 4,517,905 shares of Class B common stock issuable upon exercise of options exercisable within 60 days of March 31, 2015; and (iv) 84,824 shares of Class A common stock and 625,078 shares of Class B common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2015.

(17)
Consists of 42,062,058 shares of Class B common stock held of record by Dustin A. Moskovitz, Trustee of The Dustin A. Moskovitz Trust dated December 27, 2005 (Moskovitz 2005 Trust) and 6,830,855 shares of Class B common stock held of record by Dustin Moskovitz, Trustee of The Dustin Moskovitz 2008 Annuity Trust dated March 10, 2008 (Moskovitz 2008 Trust). Mr. Moskovitz is trustee, co-trustee or beneficiary of the Moskovitz 2005 Trust and the Moskovitz 2008 Trust. The address of Mr. Moskovitz is 224 Jackson Street, Suite 300, San Francisco, California 94111. All of the shares held by the Moskovitz 2005 Trust and the Moskovitz 2008 Trust are subject to a voting agreement in favor of Mr. Zuckerberg referred to in footnote (3) above. Mr. Moskovitz did not respond to our request for ownership information with respect to our Class A common stock in connection with the preparation of this proxy statement and we are not affiliated with Mr. Moskovitz or any other person that has access to such ownership information, so this disclosure is based on information obtained from our transfer agent and other information available to us as of March 31, 2015.

(18)
Consists of 5,996,744 shares of Class A common stock and 47,233,360 shares of Class B common stock held of record by Eduardo Saverin. The address of Mr. Saverin is c/o 9 Raffles Place, #42-02 Republic Plaza, Singapore 048619.

(19)
Based on information reported by BlackRock, Inc. on Schedule 13G filed with the SEC on February 3, 2015. Of the shares of Class A common stock beneficially owned, BlackRock, Inc. reported that it has sole dispositive power with respect to 116,996,978 shares, shared dispositive power with respect to 101,264 shares, sole voting power with respect to 98,473,063 shares, and shared voting power with respect to 101,264 shares. BlackRock, Inc. listed its address as 55 East 52nd Street, New York, New York 10022.

(20)
Based on information reported by FMR LLC on Schedule 13G/A filed with the SEC on February 13, 2015. Of the shares of Class A common stock beneficially owned, FMR LLC reported that is has sole dispositive power with respect to all of the shares and sole voting power with respect to 8,834,093 shares. FMR LLC listed its address as 245 Summer Street, Boston, Massachusetts 02210.

(21)
Based on information reported by The Vanguard Group on Schedule 13G filed with the SEC on February 11, 2015. Of the shares of Class A common stock beneficially owned, The Vanguard Group reported that it has sole dispositive power with respect to 109,502,455 shares, shared dispositive power with respect to 3,375,700 shares, and sole voting power with respect to 3,558,812 shares. The Vanguard Group listed its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

RELATED PARTY TRANSACTIONS
Since January 1, 2014, aside from the executive officer and director compensation arrangements discussed in "Executive Officers, Directors, and Corporate Governance" and "Executive Compensation," above, we did not have any transactions to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest. Notwithstanding the foregoing, in 2014, related entities of certain of our directors and executive officers, or their immediate family members, purchased and received credits to purchase advertising from us in the ordinary course of business pursuant to our standard terms and conditions.
Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our board of directors, such as our governance committee. Any request for us to enter into a transaction with a related party must first be presented to our legal department for review. Our legal department then refers any transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest to our audit committee for review, consideration and approval. If advance approval of a transaction between a related party and our company was not feasible or was not obtained, the transaction must be submitted to the legal department for review as soon as reasonably practicable for determination of whether the transaction constituted a related-party transaction. The legal department then refers such transaction to the audit committee, at which time the audit committee considers whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above, including those transactions in which the related party did not have a material interest, were reviewed and considered by, and were entered into with the approval of, or ratification by, our audit committee.

REPORT OF THE AUDIT COMMITTEE
This report of the audit committee is required by the Securities and Exchange Commission (SEC) and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
The principal purpose of the audit committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The audit committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The audit committee's function is more fully described in its charter.
Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Ernst & Young LLP (EY), our independent registered public accounting firm for 2014, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.
The audit committee has reviewed and discussed our audited financial statements for the year ended December 31, 2014 with management and with EY. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2014 (Annual Report).
The audit committee has also discussed with EY the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding "Communication with Audit Committees."
The audit committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY's communications with the audit committee concerning independence, and has discussed with EY its independence from us.
Based on the review and discussions described above, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report for filing with the SEC.
THE AUDIT COMMITTEE
Marc L. Andreessen
Erskine B. Bowles (Chair)
Susan D. Desmond-Hellmann

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission (SEC) require our directors, executive officers and persons who own more than 10% of our Class A common stock to file reports of their ownership and changes in ownership of our Class A common stock with the SEC. Based solely on our review of the reports filed during 2014 and questionnaires from our directors and executive officers, we determined that no director, executive officer, or beneficial owner of more than 10% of our Class A common stock failed to file a report on a timely basis during 2014, except for a late Form 4 filed by Sheryl K. Sandberg to report a pro-rata distribution by an entity (and not a purchase or sale) of shares of our Class A common stock in 2014 to the Sandberg-Goldberg Family Trust dated September 3, 2004.

STOCKHOLDER COMMUNICATIONS
Stockholders may contact our board of directors about bona fide issues or questions about Facebook by sending a letter to the following address: c/o Facebook, Inc., 1601 Willow Road, Menlo Park, California, 94025, Attention: Board of Directors. Each communications should specify the applicable addressee or addressees to be contacted, the general topic of the communication, and the class and number of shares of our stock that are owned of record (if a record holder) or beneficially. If a stockholder wishes to contact the independent members of the board of directors, the stockholder should address such communication to the attention of the Lead Independent Director at the address above. Our legal department will initially receive and process communications before forwarding them to the addressee, and generally will not forward a communication that is unrelated to the duties and responsibilities of the board of directors, including communications the legal department determines to be primarily commercial in nature, is related to an improper or irrelevant topic, or is a request for general information about the company, its products, or services. In addition, material that is unduly hostile, threatening, illegal, or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

CODE OF CONDUCT
We have adopted a Code of Conduct that applies to members of our board of directors, our executive officers, employees, contractors, consultants, and others working on our behalf. The Code of Conduct is available on our website at http://investor.fb.com/governance.cfm. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Conduct by posting such information on our website at the address specified above.

PROPOSAL ONE:

ELECTION OF DIRECTORS
The following individuals, all of whom are currently serving on our board of directors, are nominated for election this year:

•	Marc L. Andreessen

•	Erskine B. Bowles

•	Susan D. Desmond-Hellmann

•	Reed Hastings

•	Jan Koum

•	Sheryl K. Sandberg

•	Peter A. Thiel

•	Mark Zuckerberg
Directors will be elected by a plurality of the votes of the shares of our Class A common stock and Class B common stock present in person or represented by proxy at the 2015 Annual Meeting of Stockholders and entitled to vote on the election of directors, which means that the eight nominees receiving the highest number of affirmative votes will be elected. If elected, each of these individuals will serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our board of directors may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.
Unless otherwise provided by law, any vacancy on the board of directors, including a vacancy created by an increase in the authorized number of directors, may be filled by the stockholders, by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.
The relevant experiences, qualifications, attributes or skills of each nominee that led our board of directors to recommend the above persons as a nominee for director are described in the section entitled "Executive Officers, Directors, and Corporate Governance."
The board of directors recommends a vote FOR the election of each of the nominated directors.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the board of directors has selected Ernst & Young LLP to be our independent registered public accounting firm for the year ending December 31, 2015, and recommends that the stockholders vote for ratification of such appointment. Ernst & Young LLP has been engaged as our independent registered public accounting firm since 2007. The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015 will be determined by the vote of a majority of the voting power of the shares present or represented at the 2015 Annual Meeting of Stockholders (Annual Meeting) and voting affirmatively or negatively on the proposal. In the event of a negative vote on such ratification, the audit committee will reconsider its selection. We expect representatives of Ernst & Young LLP to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Audit and Related Fees
The following table sets forth the aggregate fees for audit and other services provided by Ernst & Young LLP for the years ended December 31, 2014 and 2013:

	2014	2013
Audit fees(1)	$6,206,000	$4,402,311
Tax fees(2)	5,325,843	3,860,524
All other fees(3)	145,884	390,964
Total fees	$11,677,727	$8,653,799
_________________________________

(1)
Audit fees consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual financial statements included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q, (ii) the filing of our registration statements, including our Registration Statements on Form S-3 in December 2013 and October 2014, (iii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iv) accounting consultations.

(2)
Tax fees in 2014 include $1.7 million for tax compliance projects and $3.6 million for tax advisory projects. Tax fees in 2013 include $2.3 million for tax compliance projects and $1.6 million for tax advisory projects.

(3)	All other fees consist primarily of fees billed related to other compliance engagements in 2014 and tax equalization work for certain expatriate employees in 2013.
The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services, and other services. The audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.
All of the services of Ernst & Young LLP for 2014 and 2013 described above were pre-approved by the audit committee.
The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP.

PROPOSAL THREE:

RE-APPROVAL OF THE SECTION 162(M) LIMITS OF OUR 2012 EQUITY INCENTIVE PLAN
General

Our 2012 Equity Incentive Plan (2012 Plan), was adopted by our board of directors in January 2012, approved by our stockholders in April 2012, and became effective in May 2012 in connection with our initial public offering. The 2012 Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors, and advisors in the form of stock options, restricted stock awards (RSAs), stock bonuses, stock appreciation rights (SARs), restricted stock units (RSUs), and performance shares.
We believe that our future success and our ability to remain competitive are dependent on our continuing efforts to attract, retain and motivate highly-qualified personnel. Competition for these people in our industry is intense. Allowing employees to participate in owning shares of our capital stock helps align the objectives of our stockholders and our employees and is important in attracting, motivating and retaining the highly-skilled personnel that are essential to our success.
Proposal

In February 2015, our board of directors directed us to submit this proposal to our stockholders and seek re-approval of the Section 162(m) limits of our 2012 Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m) of the Code. No changes are being proposed with respect to the 2012 Plan at this time.
We are asking our stockholders to approve the material terms, share limits, performance award dollar limit, and performance criteria of the 2012 Plan pursuant to Section 162(m) so that we retain the flexibility to deduct for federal income tax purposes gains attributable to certain awards under the 2012 Plan which, when added to the compensation payable by us to certain executive officers in any single year, exceeds $1.0 million.
Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers to the extent that any of these persons receive more than $1.0 million in compensation in any single year. Compensation includes cash compensation; ordinary income arising from the exercise of stock options that are nonqualified stock options, RSAs, SARs, and RSUs; ordinary income arising from disqualifying dispositions of stock options that were granted as incentive stock options; and ordinary income arising from stock bonuses and performance awards conferred in cash or shares. The executive officers whose compensation is subject to deduction limitation are those that constitute "covered employees" within the meaning of Section 162(m), which generally includes our chief executive officer and certain of our most highly compensated officers, and excluding in all cases, our chief financial officer. However, if the compensation qualifies as "performance-based" for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1.0 million in a single year. Awards granted under the 2012 Plan permit our compensation committee (and following the Annual Meeting, our compensation and governance committee) to design such awards to qualify as "performance-based" compensation within the meaning of Section 162(m). To date, we have not granted equity awards that qualify as "performance-based" compensation under Section 162(m) under the 2012 Plan. However, to preserve our ability to grant such equity awards and benefit from a corresponding tax deduction, stockholders must approve the material terms, share limits, and performance criteria of the 2012 Plan.
We believe that we must retain the flexibility to respond to changes in the market for top executive talent and offer compensation packages that are competitive with those offered by others in our industry. To preserve our ability to grant equity awards that are "performance-based" compensation under Section 162(m) in the future, our board of directors believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.
Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, we cannot guarantee that any awards under the 2012 Plan intended to qualify for exemption under Section 162(m) will actually receive this treatment. However, the 2012 Plan is structured with the intention that our compensation committee (and following the Annual Meeting, our compensation and governance committee) will have the discretion to make awards under the 2012 Plan that would qualify as "performance-based compensation" and be fully deductible if stockholder approval is obtained of the material terms, share limits, performance award dollar limit, and performance criteria under the 2012 Plan. Subject to the requirements of Section 162(m), if the material terms under our 2012 Plan, including the annual equity grant share limitations, the performance award dollar limit, and the performance criteria under which performance-based awards may be granted, are not re-approved by stockholders, we will not make any further grants under the 2012 Plan to our "covered employees" as defined in Section 162(m), or their successors, until such time, if any, as stockholder approval of a subsequent similar proposal is obtained.
Summary of the 2012 Plan

We adopted the 2012 Plan, which became effective in May 2012, as the successor to our 2005 Stock Plan. We initially reserved 25,000,000 shares of our Class A common stock to be issued under our 2012 Plan. The number of shares reserved for issuance under our 2012 Plan increases automatically on January 1 of each of the ten calendar years during the term of the 2012 Plan by a number of shares of Class A common stock equal to the lesser of (i) 2.5% of the total outstanding shares of our Class A common stock as of the immediately preceding December 31st or (ii) a number of shares determined by the board of directors. Our board of directors elected not to increase the number of shares reserved for issuance in 2013, 2014, and 2015. In addition, the following shares are available for grant and issuance under our 2012 Plan:

•	shares subject to stock options or SARs granted under our 2012 Plan that cease to be subject to the stock option or SAR for any reason other than exercise of the stock option or SAR;
•	shares subject to awards granted under our 2012 Plan that are subsequently forfeited or repurchased by us at the original issue price;
•	shares subject to awards granted under our 2012 Plan that otherwise terminate without shares being issued;
•	shares surrendered, cancelled, or exchanged for cash or different award (or combination thereof);
•	shares reserved but not issued or subject to outstanding grants under our 2005 Stock Plan at the time the 2012 Plan became effective;
•	shares issuable upon the exercise of options or subject to other awards under our 2005 Stock Plan that cease to be subject to such options or other awards by forfeiture or otherwise;
•	shares subject to awards granted under our 2005 Stock Plan that are forfeited or repurchased by us; and
•	shares subject to awards under our 2005 Stock Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

Our 2012 Plan authorizes the award of stock options, RSAs, stock bonuses, SARs, RSUs and performance shares (each as more fully described below). No person will be eligible to receive more than 2,500,000 shares in any calendar year under our 2012 Plan other than a new employee of ours, who will be eligible to receive no more than 5,000,000 shares under the 2012 Plan in the calendar year in which the employee commences employment. Any awards in shares or cash that are made outside of the 2012 Plan and permitted by applicable listing requirements are not subject to these limitations.
Our 2012 Plan is administered by our compensation committee, all of the members of which are outside directors as defined under applicable federal tax laws, or by our board of directors acting in place of our compensation committee. Our compensation committee has the authority to construe and interpret our 2012 Plan, grant awards, and make all other determinations necessary or advisable for the administration of the 2012 Plan. Following the Annual Meeting, the 2012 Plan will be administered by our newly-established compensation and governance committee, all of the members of which also are outside directors as defined under applicable federal tax laws.
Our 2012 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors, and advisors, provided the consultants, independent contractors, directors, and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. As of March 31, 2015, 10,082 employees (including our seven executive officers) and nine directors (including Mr. Graham who is not standing for reelection at the Annual Meeting) are eligible to participate in the 2012 Plan.
Stock Options. Our 2012 Plan will provide for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees. All awards other than incentive stock options may be granted to our employees, directors, consultants, independent contractors and advisors, provided the consultants, independent contractors, and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of each stock option must be at least equal to the fair market value of our Class A common stock on the date of grant. The exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of that value.
Our compensation committee (and following the Annual Meeting, our compensation and governance committee) may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. In general, options will vest over a four-year period. The maximum term of options granted under our 2012 Plan is ten years.

Restricted Stock Award. An RSA is an offer by us to sell shares of our Class A common stock subject to restrictions. The price, if any, of an RSA will be determined by our compensation committee (or following the Annual Meeting, our compensation and governance committee). These awards are subject to forfeiture or repurchase prior to vesting as a result of termination of employment or failure to achieve certain vesting conditions.
Stock Appreciation Rights. SARs provide for a payment, or payments, in cash or shares of our Class A common stock, to the holder based upon the difference between the fair market value of our Class A common stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of shares. These awards are subject to forfeiture prior to vesting as a result of termination of employment or failure to achieve certain vesting conditions.
Restricted Stock Units. An RSU is an award that covers a number of shares of our Class A common stock that may be settled upon vesting in cash, by the issuance of the underlying shares or a combination of both. These awards are subject to forfeiture prior to vesting as a result of termination of employment or failure to achieve certain vesting conditions.
Performance Shares. A performance share is an award that covers a number of shares of our Class A common stock that may be settled upon achievement of the pre-established performance conditions in cash or by issuance of the underlying shares. These awards are subject to forfeiture prior to vesting as a result of termination of employment or failure to achieve the performance conditions.
Stock Bonus Awards. Stock bonus awards may be granted as additional compensation for services or performance, and therefore, may not be issued in exchange for cash. Vesting conditions may or may not be applied to these awards.
Grants to Non-Employee Directors. Non-employee directors are eligible to receive any type of award under the 2012 Plan from time to time. For more information about these grants to our non-employee directors, see "Executive Officers, Directors, and Corporate Governance—Director Compensation—Non-Employee Director Compensation Arrangements."
Additional Provisions. Awards granted under our 2012 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, or as determined by our compensation committee (or following the Annual Meeting, by our compensation and governance committee). Unless otherwise restricted by our compensation committee (or following the Annual Meeting, by our compensation and governance committee), awards that are nonstatutory stock options may be exercised during the lifetime of the optionee only by the optionee, the optionee's guardian or legal representative, or a family member of the optionee who has acquired the option by a permitted transfer. Awards that are incentive stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative. Stock options granted under our 2012 Plan generally may be exercised for a period of three months after the termination of the optionee's service to us, except in the case of death or permanent disability, in which case the options may be exercised for up to twelve months or six months, respectively, following termination of the optionee's service to us.
Change of Control or Other Corporate Transactions. If we experience a change in control transaction, outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company. Outstanding awards that are not assumed or substituted will be exercisable for a period of time and will expire upon the closing of a change in control transaction. In the discretion of our compensation committee (and following the Annual Meeting, our compensation and governance committee), the vesting of these awards may be accelerated upon the occurrence of these types of transactions. The vesting of shares underlying outstanding awards to our non-employee directors will accelerate in full prior to the consummation of such transaction. For more information, see "Executive Officers, Directors, and Corporate Governance—Director Compensation."
Our compensation committee (and following the Annual Meeting, our compensation and governance committee) may establish performance goals under which performance-based awards may be made by selecting from one or more of the following performance criteria: profit before tax; billings; revenue; net revenue; earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); operating income; operating margin; operating profit; controllable operating profit, or net operating profit; net profit; gross margin; operating expenses or operating expenses as a percentage of revenue; net income; earnings per share; total stockholder return; market share; return on assets or net assets; our stock price; growth in stockholder value relative to a pre-determined index; return on equity; return on invested capital; cash flow (including free cash flow or operating cash flows); cash conversion cycle; economic value added; individual confidential business objectives; contract awards or backlog; overhead or other expense reduction; credit rating; strategic plan development and implementation; succession plan development and implementation; improvement in workforce diversity; customer indicators; new product invention or innovation; attainment of research and development milestones; improvements in productivity; bookings; attainment of objective operating goals and employee metrics; and any other metric that is capable of measurement as determined by our compensation committee (or following the Annual Meeting, by our compensation and governance committee).
Our compensation committee (and following the Annual Meeting, our compensation and governance committee) may establish such performance goals and relevant performance criteria on a company-wide basis; with respect to one or more business units or subsidiaries on a GAAP or non-GAAP basis; and in absolute terms or relative to a pre-established target. The committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the above performance factors to preserve the committee's original intent regarding the performance factors at the time of the initial award grant. The committee also may reduce or waive any criteria with respect to the performance factors, or adjust performance factors to take into account changes in law and accounting or tax rules as the committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code to the extent a deduction under Section 162(m) is desirable.
In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of shares reserved under our 2012 Plan, the maximum number of shares that can be granted in a calendar year, and the number of shares and exercise price, if applicable, of all outstanding awards under our 2012 Plan.
Our 2012 Plan will terminate ten years from the date our board of directors approved the 2012 Plan, unless it is terminated earlier by our board of directors. Our board of directors may amend or terminate our 2012 Plan at any time. If our board of directors amends our 2012 Plan, it does not need to ask for stockholder approval of the amendment unless required by applicable law, regulation or NASDAQ listing rules.
The summary of the 2012 Plan provided above is a summary of the principal features of the 2012 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2012 Plan. It is qualified in its entirety by references to the full text of the 2012 Plan. A copy of the 2012 Plan, as amended, is attached as Appendix A to this Proxy Statement on Schedule 14A.
Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2012 Plan based on federal income tax laws in effect on the date of this proxy statement.
This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality, or foreign jurisdiction, or gift, estate, excise, payroll, or other tax laws other than federal income tax law. This summary does not discuss the impact of Section 280G of the Code governing parachute payments or Section 409A of the Code governing nonqualified deferred compensation plans. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.
A recipient of a stock option or SAR will not recognize taxable income upon the grant of those awards. For nonqualified stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
The acquisition of shares upon exercise of an stock option qualifying as an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently more than two years from the date of grant and more one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price or (ii) the difference between the sale price and the exercise price. Any additional gain recognized on the sale generally will be a capital gain. Different and complex rules may apply to incentive stock options that are early exercisable, and we encourage participants holding such any such award to seek the advice of their own tax counsel.

For RSAs, unless vested, or unless the recipient elects under Section 83(b) of the Code to be taxed at the time of grant, the recipient will not have taxable income upon the grant, but will recognize ordinary income upon vesting equal to the fair market value of the shares at the time of vesting less the amount paid for such shares, if any. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
A holder of RSUs does not recognize taxable income when the RSU is granted. When vested RSUs (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash or the fair market value of shares received less the amount paid for such stock units, if any.
The tax implications of Section 162(m) of the Code are discussed above under the heading "Proposal."

New Plan Benefits

Other than with respect to certain awards to be made to our non-employee directors as described in "Executive Officers, Directors, and Corporate Governance—Director Compensation," the awards under the 2012 Plan are within the discretion of our compensation committee (and following the Annual Meeting, our compensation and governance committee). Furthermore, those certain awards to be made to our non-employee directors are determined based on the market price as described in "Executive Officers, Directors, and Corporate Governance—Director Compensation." As a result, the benefits that will be awarded under the 2012 Plan, including to our non-employee directors, are not determinable at this time and, therefore, the table below shows the aggregate number of awards granted under the 2012 Plan during 2014.

Name and Position	Number of Securities Underlying RSUs
Mark Zuckerberg, CEO	—
Sheryl K. Sandberg, COO	208,470
David M. Wehner, CFO	160,360
Christopher K. Cox, CPO	160,360
Mike Schroepfer, CTO	160,360
All current executive officers (7 persons)	954,150
All current non-executive directors (7 persons)(1)	29,958
All current non-executive employees	46,101,448
__________________________________________

(1)	Excludes 24,853,468 outstanding RSUs awarded to Mr. Koum outside of the 2012 Plan as described in further detail in "Executive Officers, Directors, and Corporate Governance—Director Compensation."
The closing price per share of our Class A common stock as reported by NASDAQ on April 13, 2015 was $83.01.
History of Grants Under the 2012 Plan

From the inception of the 2012 Plan through March 31, 2015, 136,932,149 RSUs were granted under the 2012 Plan, 31,203,279 of which had settled as Class A common stock and 91,821,157 of which remained outstanding as of March 31, 2015. As of March 31, 2015, 193,871,108 shares remain available for future issuance under the 2012 Plan and are not subject to any outstanding awards thereunder. The following table summarizes the grants made to our named executive officers, all current executive officers as a group, all current non-executive directors as a group and all current non-executive employees as a group, from the inception of the 2012 Plan through March 31, 2015:

Name and Position	Number of Securities Underlying Awards
Mark Zuckerberg, CEO	—
Sheryl K. Sandberg, COO	956,398
David M. Wehner, CFO	744,380
Christopher K. Cox, CPO	721,983
Mike Schroepfer, CTO	721,983
All current executive officers (7 persons)	3,931,284
All current non-executive directors (7 persons)(1)	96,410
All current non-executive employees	132,904,455
__________________________________________

(1)
Excludes 24,853,468 outstanding RSUs awarded to Mr. Koum outside of the 2012 Plan as described in further detail in "Executive Officers, Directors, and Corporate Governance—Director Compensation."There are no nominees for election as a director who are not covered by the above. No awards have been granted under the 2012 Plan to any associate of any of our executive officers or directors, and no person received 5% or more of the total awards granted under the 2012 Plan since its inception.

Certain Interests of Directors

In considering the recommendation of our board of directors with respect to the approval of the material terms of the 2012 Plan, stockholders should be aware that the members of our board of directors have certain interests, which may present them with conflicts of interest in connection with this proposal. As discussed above, directors are eligible to receive awards under the 2012 Plan. For more information about equity grants to our directors, see "Executive Officers, Directors, and Corporate Governance—Director Compensation." Our board of directors recognizes that approval of this proposal may benefit our directors and their successors.

The board of directors recommends a vote FOR re-approval of the Section 162(m) limits of our 2012 Plan.

STOCKHOLDER PROPOSALS
Proposals Four through Six (the Stockholder Proposals) are proposals we received from our stockholders. If the proponents of these proposals, or representatives who are qualified under state law, are present at our Annual Meeting and submit the proposals for a vote, then the proposals will be voted upon. The Stockholder Proposals, including any supporting statements, are included exactly as submitted to us by the proponents of these proposals. The board of directors' recommendation on each proposal is presented immediately following our opposing statement to the proposal. We will promptly provide you with the name, address, and, to our knowledge, the number of voting securities held by the proponents of the Stockholder Proposals, upon receiving a written or oral request directed to: Facebook, Inc., 1601 Willow Road, Menlo Park, California 94025, Attention: Secretary.

PROPOSAL FOUR:

STOCKHOLDER PROPOSAL REGARDING CHANGE IN STOCKHOLDER VOTING
Proposal 4 - Give Each Share An Equal Vote
RESOLVED: Shareholders request that our Board take all practicable steps in its control toward initiating and adopting a recapitalization plan for all outstanding stock to have one vote per share. This would include efforts at the earliest practicable time toward encouragement and negotiation with Class B shareholders to request that they relinquish, for the common good of all shareholders, any preexisting rights. This is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts.
SUPPORTING STATEMENT:
By allowing certain stock to have more voting power than others, our company takes our public shareholder money but does not let us have an equal voice in our company’s management. Without a voice, shareholders cannot hold management accountable.
The holders of our company’s Class B common stock hold approximately 74% of the voting power, with Facebook founder Mark Zuckerberg personally controlling 55%. Yet the 2014 version of this proposal at our company won over 1 billion “FOR” votes, illustrating investor support of this issue.
GMI said that since the beginning Facebook’s poor governance had been an unmistakable warning sign for investors to take heed. GMI was concerned that a founder and board member dumped the vast majority of his shares. Since May 2012 the total company stock sales for Peter Thiel (and his various funds) had eclipsed $1 billion. Furthermore, top executives resigned in droves since our company went public.
Facebook’s board consisted of two inside directors, two large investors, and four more directors who either have substantial related party transactions with Facebook or were nominated to our board by Mr. Zuckerberg himself. When the board was criticized for a lack of diversity, its rather defiant response was to nominate Sheryl Sandberg- the company’s COO - to serve as director. This added another insider to the board, while, in the opinion of the Proponents, added no meaningfully independent voice of diversity to the board.
GMI said it’s hard to point to a single director who has the long-term interests of our company’s independent shareholders as their first priority. Furthermore, GMI’s report implies that the corporate governance practices of Facebook board do not appear to be well aligned with sustainable shareholder interests - it rated our company a “D”, then to dropped it to an “F” this year.
News Corp. is another company like ours. “If you are buying shares in [News Corp.], it’s buyer beware,” says Sydney Finkelstein, a professor at Dartmouth’s Tuck School of Business. “There is no management or leadership reason to have two classes of stock except to retain control.” The Council of Institutional Investors asked NASDAQ and NYSE to stop listing new companies with dual share classes.
Please vote to protect shareholder value:
Give Each Share An Equal Vote - Proposal 4

FACEBOOK OPPOSING STATEMENT
We are focused on our mission of giving people the power to share and make the world more open and connected. If we focus on this mission and build useful and engaging products and services, we believe we will create the most value for our stockholders over the long term. Our board of directors believes that our dual-class capital structure contributes to our stability and insulates our board of directors and management from short-term pressures, which allows them to focus on our mission and long-term success.
We believe that our success is due in large part to the leadership of our founder and CEO, Mark Zuckerberg, whose vision has guided us from our inception. Mr. Zuckerberg is invested in our long-term success, and under his guidance we have established a track record of creating value for our stockholders. Our board of directors believes that Mr. Zuckerberg has been, and will continue to be, a crucial part of our long-term success.
Each of the non-employee members of our board of directors is independent under applicable SEC and NASDAQ rules, and each of the committees of our board of directors is comprised entirely of independent directors. Following the Annual Meeting, Dr. Susan D. Desmond-Hellmann will serve as our Lead Independent Director. We believe the independent members of our board of directors provide valuable guidance to management, including Mr. Zuckerberg, and are critical to our long-term success.
Our current capital structure was implemented in 2009, well before our initial public offering and all of our investors who purchased shares of our Class A common stock in our initial public offering and after were aware of our capital structure, which is disclosed in detail in our public filings with the SEC.
In addition, our stockholders rejected a substantially similar proposal at our annual meeting last year.
We believe that our dual-class capital structure is in the best interests of our stockholders and that our current corporate governance structure is sound and effective. Therefore, our board of directors recommends that our stockholders vote against this proposal.
The board of directors recommends a vote AGAINST the stockholder proposal.

PROPOSAL FIVE:
STOCKHOLDER PROPOSAL REGARDING AN ANNUAL SUSTAINABILITY REPORT

Whereas:
Managing and reporting environmental, social and governance (ESG) business practices helps companies compete in a global business environment characterized by finite natural resources, changing legislation, and heightened public expectations. Reporting allows companies to publicize and gain strategic value from existing sustainability efforts and identify emerging risks and opportunities.
ESG issues can pose significant risks to business, and without proper disclosure, stakeholders and analysts cannot ascertain whether the company is managing its ESG exposure.
More than 1,200 institutional investors managing over $33 trillion have joined The Principles for Responsible Investment, and publicly commit to seek comprehensive corporate ESG disclosure and incorporate it into investment decisions.
The link between strong sustainability management and value creation is increasingly evident. A 2012 Deutsche Bank review of 100 academic studies, 56 research papers, two literature reviews, and four meta-studies on sustainable investing found 89% of studies demonstrated that companies with high ESG ratings show market-based outperformance, and 85% of the studies indicated that these companies experience accounting-based outperformance.
The majority of large corporations also recognize the value of sustainability reporting. As of December 2012, 53% of the S&P 500 and 57% of the Fortune 500 published a corporate sustainability report; 63% of S&P 500 reporters utilized the Global Reporting Initiative (GRI) Guidelines. According to a 2011 KPMG report, 80% of Fortune Global 250 companies produce GRI-based sustainability reports.
Bloomberg reports that the number of customers accessing ESG information on its terminals provided to investors has increased on average 47.7% annually between 2009 and 2012.
Although Facebook provides some information related to ESG on its website, its current reporting falls short of a comprehensive sustainability report that is useful to investors.
Resolved:
Shareholders request Facebook issue an annual sustainability report describing the company’s short- and long-term responses to ESG-related issues. The report should be prepared at a reasonable cost, omit proprietary information, and be made available to shareholders by October 2015.
Supporting Statement:
The report should address relevant policies, practices, metrics and goals on topics such as: greenhouse gas emissions, water management, waste minimization, energy efficiency, and other relevant environmental and social impacts. The report should include objective quantitative indicators and goals relating to each issue, where feasible.
We recommend Facebook consider using the Global Reporting Initiative’s (GRI) Sustainability Reporting Guidelines to prepare the report. The GRI is an international organization developed with representatives from business, environmental, human rights and labor communities. The Guidelines cover environmental impacts, labor practices, human rights, product responsibility and community impacts. The Guidelines provide a flexible reporting system that allows the omission of content irrelevant to company operations.
The Governance & Accountability Institute found that companies who use the GRI framework experience positive associations with inclusion in sustainability-focused stock indices, higher CDP and Bloomberg ESG Disclosure scores, and more favorable third-party disclosure transparency ratings.

FACEBOOK OPPOSING STATEMENT
We have devoted substantial resources to sustainability and environmental responsibility, including in our facilities, our business practices and our partnerships. For example, we have implemented a number of practices at our data centers to substantially reduce the use of energy and to increase the use of renewable energy. Since we opened our Oregon data center in 2011, efficiencies in the designs of our owned data centers have saved enough energy to power 78,000 homes for a year, which has the equivalent carbon impact of taking 95,000 cars off the road for a year. We have set a public goal to power our operations with 100% clean energy at some point, and set a specific goal to have at least 25% of our energy in 2015 come from clean and renewable sources. We have made significant progress toward that goal: our data center in Iowa is 100% powered by wind power and our data center in Sweden is powered entirely by hydropower. In addition, all nine of the office buildings at our Menlo Park, California, headquarters are LEED Gold certified for commercial interiors, and all of our data center buildings at our four data center campuses in Oregon, North Carolina, Iowa, and Sweden are LEED Gold certified.
In addition to making dramatic gains in energy efficiency in our own operations, we have also devoted substantial resources to enabling others to benefit from our technology advances. In 2011, we open sourced our hardware and data center designs, establishing the Open Compute Project as a venue for collaboration. The latest Open Compute Summit in 2015 attracted over 2,500 people from several hundred companies. Vendors are now producing Open Compute certified equipment for sale, a number of companies have contributed their designs and intellectual property to the Open Compute Project, and companies are beginning to adopt Open Compute hardware for their operations. We regularly consider environmental issues, and continue to develop and improve our sustainable environmental practices. We frequently engage with the public and our stockholders with respect to our sustainability efforts through our “Green on Facebook” Page (https://www.facebook.com/green). We believe that this Page provides our stockholders with important information and resources with respect to our sustainability efforts in a more regular and timely manner than an annual report that is contemplated by this proposal, including information about our carbon emissions, energy mix, and energy use on an annual basis. We have also been leaders in transparency in the data center industry; beyond open-sourcing our hardware and data center designs, we provide public dashboards that allow anyone to see the key efficiency metrics (for both water and energy) for our data centers. These are also accessible through our “Green on Facebook” page.
In addition, our stockholders rejected a substantially similar proposal at our annual meeting last year.
Given our ongoing environmental and sustainability practices, along with our practice of keeping stockholders and the public informed of such practices through the use of our corporate Page, our board of directors believes that preparation of the report contemplated by this proposal is unnecessary and not beneficial to our stockholders. Therefore, our board of directors recommends that our stockholders vote against this proposal.
The board of directors recommends a vote AGAINST the stockholder proposal.

PROPOSAL SIX:
STOCKHOLDER PROPOSAL REGARDING A HUMAN RIGHTS ASSESSMENT
Whereas: Company risks related to human rights violations, such as litigation, reputational damage, and project delays and disruptions, can adversely affect shareholder value.
Facebook states that “advancing human rights” is core to the company’s mission and joined the Global Network Initiative (GNI) with the expressed goal of protecting and promoting the human rights to freedom of expression and privacy. Participants in the GNI commit to comply with a set of principles, but the GNI’s principle of “Privacy” has thus far been interpreted to mean protection against disclosure of telecommunications users’ personal data to government entities only. Facebook has not committed to protect young consumers from threats to privacy involving commercial use of personal information or from harmful advertising. This is concerning given the increasing reliance on users’ data by marketers, the intensive use of social media by young people, and youths’ heightened susceptibility to marketing messages.
Facebook has yet to publish a human rights policy or risk assessment, the importance of which are reflected in the United Nations Guiding Principles on Business and Human Rights of 2011. Adapting these Principles into guidance for considering impacts on children’s rights, the Danish Institute/UNICEF specifically included “marketing and advertising that respects and supports children’s rights.” Children’s right to privacy is memorialized in the UN Convention on the Rights of the Child.
Given the unparalleled amount of personal data amassed on its platform, Facebook’s business exposes it to children’s rights risks that have not been assessed by the company. For example, given the influence that food marketing has on children’s diets and the extent of the global childhood obesity epidemic, carrying and facilitating extensive food marketing to youth present significant risks. The food industry is spending an increasing proportion of its marketing dollars to advertise to young people on social media and, with data brokers as intermediaries, use personal data of Facebook’s young users to precisely target ads.
In October 2013, Facebook announced eased privacy rules for children ages 13 to 17. A month later, Facebook made changes to its privacy policies that make clear that, by having a Facebook account, users allow the company to use their posting and other personal data for advertising.
RESOLVED, that shareholders of Facebook, Inc. (“Facebook”) urge the Board of Directors to report to shareholders, at reasonable cost and omitting proprietary information, on Facebook’s process for identifying and analyzing potential and actual human rights risks of Facebook’s operations (referred to herein as a “human rights risk assessment”) addressing the following:

•	Human rights and, specifically, children’s rights principles used to frame the assessment

•	Frequency of assessment

•	Methodology used to track and measure performance

•	Nature and extent of consultation with relevant stakeholders in connection with the assessment

•	How the results of the assessment are incorporated into company policies and decision making
The report should be made available to shareholders on Facebook’s website no later than October 31, 2015.

FACEBOOK OPPOSING STATEMENT
We share the proponents’ concerns for human rights and the protection of children. As the proponents state, human rights are core to our mission of making the world more open and connected.
Our board of directors opposes this proposal, however, because we already follow strong and specific standards to protect our users’ data and to give people the power to share and express themselves. Our Statement of Rights and Responsibilities and Data Policy contain strong protections against the disclosure of our users’ personal information. We actively participate in industry-wide efforts to set appropriate standards for the protection of all of our users’ information.

The concrete steps we are taking to protect privacy include a “Privacy Checkup” for new users, which helps all users review and control what information they share. We devote substantial resources to providing a safe and secure environment for users under the age of 18, and we have teamed up with the National Association of the Attorneys General (NAAG) to provide teenagers and their parents with tools and tips to manage their privacy and visibility on Facebook and more broadly on the internet. We also regularly consult with our Safety Advisory Board, a board comprised of leading internet safety organizations, to help us foster a safe environment to connect and share. In addition, our Family Safety Center (https://www.facebook.com/safety) provides information, tools, and resources to help people stay safe online.
In addition, we are a member of the Global Network Initiative (GNI), a multi-stakeholder organization that includes companies, civil society organizations, academics, and investors. As a member of GNI, we commit to abide by the organization’s Principles on Freedom of Expression and Privacy.  GNI members commit to perform human rights impact assessments that identify human rights risks and opportunities that may result from their work.  To the extent that these assessments identify risks, companies must then develop risk mitigation strategies. Moreover, GNI members also agree to undergo an audit process on our compliance with these principles.  The first step in this process is a self-audit, which we completed in November 2014.  The self-audit is then followed by an audit by an independent assessor, which will be completed by the end of 2015.  The GNI audits evaluate whether companies have implemented GNI’s principles and processes, including whether companies use human rights impact assessments to identify and mitigate risks. GNI publishes information on the results of these audits in its annual reports. GNI provides an effective, multi-stakeholder mechanism for implementing human rights best practices.  Additional obligations and disclosures would not benefit our stockholders.
We continually review our policies and practices with respect to user information generally. Because we continue to take steps we believe are appropriate to address the concerns expressed by the proponents, our board of directors believes that a report contemplated by this proposal is unnecessary and not beneficial to our stockholders, and therefore recommends that our stockholders vote against this proposal.

The board of directors recommends a vote AGAINST the stockholder proposal.

OTHER BUSINESS
The board of directors does not presently intend to bring any other business before the 2015 Annual Meeting of Stockholders (Annual Meeting), and, so far as is known to it, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Whether or not you expect to attend the Annual Meeting, please complete, date, sign, and promptly return the accompanying proxy in the enclosed postage paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the meeting.

Appendix A
FACEBOOK, INC.
2012 EQUITY INCENTIVE PLAN
(as amended in December 2012)
1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.

2.	SHARES SUBJECT TO THE PLAN.

2.1Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 25,000,000 Shares plus (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2005 Stock Plan (the “Prior Plan”) on the Effective Date (as defined below), (ii) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plan that are repurchased by the Company at the original issue price and (v) shares that are subject to stock options or other awards under the Prior Plan that are used or withheld to pay the exercise price of an option or to satisfy the tax withholding obligations related to any award.

2.2Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used or withheld to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall be increased on January 1, of each of the ten (10) calendar years during the term of the Plan, by the lesser of (i) two and one half percent (2.5%) of the number of Shares issued and outstanding on each December 31 immediately prior to the date of increase or (ii) such number of Shares determined by the Board.

2.5Limitations. No more than 120,000,000 Shares shall be issued pursuant to the exercise of ISOs.

2.6Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.5, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number of Shares that are granted as

Awards to Non- Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3.ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than 2,500,000 Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or of a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive up to a maximum of 5,000,000 Shares in the calendar year in which they commence their employment.

4.	ADMINISTRATION.

4.1Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non- Employee Directors. The Committee will have the authority to:

(a)construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c)select persons to receive Awards;
(d)determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(e)determine the number of Shares or other consideration subject to Awards;
(f)determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
(g)determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
(h)grant waivers of Plan or Award conditions;
(i)determine the vesting, exercisability and payment of Awards;
(j)correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k)determine whether an Award has been earned;
(l)determine the terms and conditions of any, and to institute any Exchange Program;
(m)reduce or waive any criteria with respect to Performance Factors;
(n)adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;
(o)adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;
(p)make all other determinations necessary or advisable for the administration of this Plan; and
(q)delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation.
4.2Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

4.4Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a)If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than ninety (90) days after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.

(b)If the Participant is Terminated because of the Participant’s death (or the Participant dies within ninety (90) days after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c)If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than six (6) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.

(d)If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning set forth in the Plan.

5.7Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.	RESTRICTED STOCK AWARDS.

6.1Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.4Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7.	STOCK BONUS AWARDS.

7.1Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.4Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8.	STOCK APPRECIATION RIGHTS.

8.1Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.2Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.5Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

9.	RESTRICTED STOCK UNITS.

9.1Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.2Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.4Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10.	PERFORMANCE AWARDS.

10.1Performance Awards. A Performance Award is an award to a Participant of a cash bonus or a Performance Share bonus. Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.2Terms of Performance Awards. The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to a Performance Share bonus; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each Performance Award shall be settled; (d) the consideration to be distributed on settlement; and (e) the effect of the Participant’s Termination on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; and (y) select from among the Performance Factors to be used. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than $10,000,000 in Performance Awards in any calendar year under this Plan.

10.3Value, Earning and Timing of Performance Shares. Any Performance Share bonus will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of a Performance Share bonus will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay an earned Performance Share bonus in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof. Performance Share bonuses may also be settled in Restricted Stock.

10.4Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

11.	PAYMENT FOR SHARE PURCHASES.

Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)by cancellation of indebtedness of the Company to the Participant;

(b)by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d)by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e)by any combination of the foregoing; or

(f)by any other method of payment as is permitted by applicable law.

12.	GRANTS TO NON-EMPLOYEE DIRECTORS.

12.1Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

12.2Eligibility. Awards pursuant to this Section 12 shall be granted only to Non- Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.3Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.4Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.4 shall be filed with the Company on the form prescribed by the Company.

13.	WITHHOLDING TAXES.

13.1Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company, or to the Parent or Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant. The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

13.2Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld.

14.	TRANSFERABILITY.

14.1Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee.

14.2Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post- termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.

15.	PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.

15.2Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the

Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16.CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17.ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18.REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval the Committee may (i) reprice Options or SARS (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARS, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (ii) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

21.	CORPORATE TRANSACTIONS.

21.1Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction unless otherwise determined by the Board and then such Awards will terminate. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

21.2Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

21.3Non-Employee Directors’ Awards . Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23.TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

24.AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25.NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27.DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

“Board” means the Board of Directors of the Company.

“Cause” means (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Common Stock” means the Class A Common Stock of the Company.

“Company” means Facebook, Inc., or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

“Director” means a member of the Board.

“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Effective Date” means the day immediately prior to the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended. “Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)if such Common Stock is publicly traded and is then listed on a national securities exchange, the closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as officially quoted in the composite tape of transactions on such exchange or such other source as the Committee deems reliable for the applicable date;

(b)if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(c)in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(d)if none of the foregoing is applicable, by the Board or the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who holds an Award under this Plan.

“Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.

“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a)    Profit Before Tax;

(b)    Billings;

(c)    Revenue;

(d)    Net revenue;

(e)    Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

(f)    Operating income;

(g)    Operating margin;

(h)    Operating profit;

(i)    Controllable operating profit, or net operating profit;

(j)    Net Profit;

(k)    Gross margin;

(l)    Operating expenses or operating expenses as a percentage of revenue;

(m)    Net income;

(n)    Earnings per share;

(o)    Total stockholder return;

(p)    Market share;

(q)    Return on assets or net assets;

(r)    The Company’s stock price;

(s)    Growth in stockholder value relative to a pre-determined index;

(t)    Return on equity;

(u)    Return on invested capital;

(v)    Cash Flow (including free cash flow or operating cash flows)

(w)    Cash conversion cycle;

(x)    Economic value added;

(y)    Individual confidential business objectives;

(z)    Contract awards or backlog;

(aa)    Overhead or other expense reduction;

(bb)    Credit rating;

(cc)    Strategic plan development and implementation;

(dd)    Succession plan development and implementation;

(ee)    Improvement in workforce diversity;

(ff)    Customer indicators;

(gg)    New product invention or innovation;

(hh)    Attainment of research and development milestones;

(ii)    Improvements in productivity;

(jj)    Bookings;

(kk)    Attainment of objective operating goals and employee metrics; and

(ll)    Any other metric that is capable of measurement as determined by the Committee.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

“Performance Period” means the period of service determined by the Committee, during which years of service or performance is to be measured for the Award.

“Performance Share” means a performance share bonus granted as a Performance Award.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

“Plan” means this Facebook, Inc. 2012 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases to be employed (regardless of whether the termination is in breach of local laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law. The Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

FACEBOOK, INC.
1601 WILLOW ROAD
MENLO PARK, CA 94025

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M90543-P62055

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FACEBOOK, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Marc L. Andreessen
02) Erskine B. Bowles
03) Susan D. Desmond-Hellmann
04) Reed Hastings
05) Jan Koum
06) Sheryl K. Sandberg
07) Peter A. Thiel
08) Mark Zuckerberg

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote AGAINST the following proposals:

	For	Against	Abstain
4. A stockholder proposal regarding change in stockholder voting.	☐	☐	☐
5. A stockholder proposal regarding an annual sustainability report.	☐	☐	☐
6. A stockholder proposal regarding a human rights risk assessment.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

M90544-P62055

FACEBOOK, INC.
Annual Meeting of Stockholders
June 11, 2015 11:00 a.m. Pacific Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints David M. Wehner and Colin S. Stretch, and each of them, as proxy holders with full power of substitution and authority to act in the absence of the other, each to vote with respect to shares of the Company's capital stock for which proxies will be solicited for use in connection with the Annual Meeting of Stockholders, to be held on June 11, 2015 at the Santa Clara Marriott located at 2700 Mission College Boulevard, Santa Clara, California 95054, beginning at 11:00 a.m., Pacific Time, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side